UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

BioTime, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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1010 Atlantic Avenue, Suite 102 Alameda, CA 94501 T: 510-521-3390, F: 510-521-3389 www.biotimeinc.com

March __, 2018

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BioTime, Inc. which will be held on Tuesday, May 1, 2018 at 10:00 a.m. Pacific Time at Cooley LLP, 101 California Street, 5th Floor, San Francisco, California 94111.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations, and there will be an opportunity for discussion concerning BioTime and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

I look forward to personally meeting all shareholders who are able to attend.

Stephana E. Patton

General Counsel, Corporate Secretary and Chief Compliance Officer

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1010 Atlantic Avenue, Suite 102 Alameda, CA 94501 T: 510-521-3390, F: 510-521-3389 www.biotimeinc.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 1, 2018

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BioTime, Inc. will be held at Cooley LLP, 101 California Street, 5th Floor, San Francisco, California 94111 on May 1, 2018 at 10:00 a.m. Pacific Time for the following purposes:

1. To elect ten (10) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The nominees of the Board of Directors are: Deborah Andrews, Neal C. Bradsher, Stephen C. Farrell, Alfred D. Kingsley, Aditya P. Mohanty, Michael H. Mulroy, Cavan Redmond, Angus C. Russell, David Schlachet, and Michael D. West;

2. To ratify the appointment of OUM & Co. LLP as BioTime’s independent registered public accountants for the fiscal year ending December 31, 2018;

3. To approve an amendment to our Articles of Incorporation to increase the total number of authorized common shares, no par value, that we may issue from 150,000,000 shares to 250,000,000 shares;

4. To hold an advisory vote on executive compensation; and

5. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has fixed the close of business on March 9, 2018 as the record date for determining shareholders entitled to receive notice of and to vote at the meeting or any postponement or adjournment of the meeting.

Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed form of proxy and return it promptly so that your shares may be represented and voted at the meeting. If you should be present at the meeting, your proxy will be returned to you if you so request.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held May 1, 2018.

The Letter to Shareholders, Notice of Meeting and Proxy Statement, and Annual Report on Form 10-K,

are available at: https://materials.proxyvote.com/09066L

By Order of the Board of Directors,

Stephana E. Patton

General Counsel, Corporate Secretary and Chief Compliance Officer

Alameda, California

March    , 2018

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PRELIMINARY PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Tuesday, May 1, 2018

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q: Why have I received this Proxy Statement?

We are holding our Annual Meeting of Shareholders (the “Meeting”) for the purposes stated in the accompanying Notice of Annual Meeting, which include (1) electing directors, (2) ratifying the appointment of our independent registered public accountants, (3) approving an amendment to our Articles of Incorporation to increase the total number of authorized common shares, no par value, that we may issue from 150,000,000 shares to 250,000,000 shares (the “Articles Amendment Proposal”); (4) holding an advisory vote on executive compensation; and (5) transacting such other business as may properly come before the Meeting or any adjournments of the Meeting. At the Meeting, our management will also report on current operations, and there will be an opportunity for discussion concerning BioTime and its activities. This Proxy Statement contains information about those matters, relevant information about the Meeting, and other information that we are required to include in a Proxy Statement under the Securities and Exchange Commission’s (“SEC”) regulations.

Q: Who is soliciting my proxy?

The accompanying proxy is solicited by the Board of Directors of BioTime, Inc., a California corporation having its principal offices at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501, for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, May 1, 2018 at Cooley LLP, 101 California Street, 5th Floor, San Francisco, California 94111.

Q: Who is entitled to vote at the Meeting?

Only shareholders of record at the close of business on March 9, 2018, which has been designated as the “record date,” are entitled to notice of and to vote at the Meeting. On the record date, there were 126,865,152 BioTime common shares issued and outstanding, which constitute the only class of BioTime voting securities outstanding.

Q: What percentage of the vote is required to elect directors or to approve the other matters that are being presented for a vote by shareholders?

Directors will be elected by a plurality of the votes cast at the Meeting. Approval of the Articles Amendment Proposal requires the affirmative vote of a majority of our common shares issued, outstanding and entitled to vote on the record date. All other matters to be presented for a vote at the Meeting will require for approval the affirmative vote of a majority of the common shares present and voting on the matter, provided that the affirmative vote cast constitutes a majority of a quorum. A quorum consists of a majority of the outstanding common shares entitled to vote.

Q: How many votes do my shares represent?

Each BioTime common share is entitled to one vote in all matters that may be acted upon at the Meeting, except that shareholders may elect to cumulate votes in the election of directors. Under cumulative voting, each shareholder may give one candidate, or may distribute among two or more candidates, a number of votes equal to the number of directors to be elected multiplied by the number of common shares owned. Shareholders may not cumulate votes unless at least one shareholder gives notice of his or her intention to cumulate votes at the Meeting. The enclosed proxy confers discretionary authority to cumulate votes.

Q: What are my choices when voting?

In the election of directors, you may vote for all nominees, or you may withhold your vote from one or more nominees. For each other proposal described in this Proxy Statement, you may vote for the proposal, vote against the proposal, or abstain from voting on the proposal. Properly executed proxies in the accompanying form that are received at or before the Meeting will be voted in accordance with the directions noted on the proxies.

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Q: What if I abstain from voting on a matter?

If you check the “abstain” box in the proxy form, or if you attend the Meeting without submitting a proxy and you abstain from voting on a matter, or if your shares are subject to a “broker non-vote” on a matter, your shares will be deemed to have not voted on that matter in determining whether the matter has received an affirmative vote sufficient for approval. Please see “What if I do not specify how I want my shares voted?” below for additional information about broker non-votes.

Q: Can I change my vote after I submit my proxy form?

You may revoke your proxy at any time before it is voted. If you are a shareholder of record and you wish to revoke your proxy you must do one of the following things:

●	deliver to the Secretary of BioTime a written revocation; or

●	deliver to the Secretary of BioTime a signed proxy bearing a date subsequent to the date of the proxy being revoked; or

●	attend the Meeting and vote in person.

If you are a “beneficial owner” of shares “held in street name” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Q: Can I still attend and vote at the Meeting if I submit a proxy?

You may attend the Meeting and vote in person whether or not you have previously submitted a proxy. If you previously gave a proxy, your attendance at the Meeting will not revoke your proxy unless you also vote in person at the Meeting.

If you are a shareholder of record, you may vote your shares at the Meeting by completing a ballot at the Meeting. However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote your shares.

Even if you currently plan to attend the Meeting, we recommend that you also submit your proxy first so that your vote will be counted if you later decide not to attend the Meeting.

Q: What are the Board of Directors’ recommendations?

The Board of Directors recommends that our shareholders vote FOR (1) each nominee for election as a director, (2) approval of the appointment of OUM & Co., LLP as our independent registered public accountants for the fiscal year ending December 31, 2018; (3) approval of the Articles Amendment Proposal; and (4) approval, on an advisory basis, of the compensation of our named executive officers.

Q: What if I do not specify how I want my shares voted?

Shareholders of Record. If you are a shareholder of record and you sign and return a proxy form that does not specify how you want your shares voted on a matter, your shares will be voted, as recommended by the Board, FOR (1) each nominee for election as a director, (2) approval of the appointment of OUM & Co., LLP as our independent registered public accountants for the fiscal year ending December 31, 2018; (3) approval of the Articles Amendment Proposal; and (4) approval, on an advisory basis, of the compensation of our named executive officers.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker or other nominee with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the various national and regional securities exchanges, brokers and other nominees holding your shares may vote on certain routine matters, including the approval of the appointment of our independent registered public accountants and the approval of the Articles Amendment Proposal, but cannot vote in the election of directors or the advisory vote on executive compensation. If you hold your shares in street name and you do not instruct your broker or other nominee how to vote on those matters as to which brokers and nominees are not permitted to vote without your instructions, no votes will be cast on your behalf on those matters. This is generally referred to as a “broker non-vote.”

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Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholder of Record. You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held in the name of a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I do not specify how I want my shares voted?” above for additional information.

Q: What if any matters not mentioned in the Notice of Annual Meeting or this Proxy Statement come up for vote at the Meeting?

The Board of Directors does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. As of the date of this Proxy Statement, no shareholder has notified us of any other business that may properly come before the Meeting. If other matters requiring the vote of the shareholders properly come before the Meeting, then it is the intention of the persons named in the accompanying form of proxy to vote the proxy held by them in accordance with their judgment on such matters.

The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (1) matters that the Board of Directors did not know, a reasonable time before the mailing of the notice of the Meeting, would be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting.

Q: Who will bear the cost of soliciting proxies for use at the Meeting?

BioTime will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone, and telegram by our directors, officers, and employees, who will undertake such activities without additional compensation. Banks, brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common shares held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.

Q: How can I attend and vote at the Meeting?

If you plan on attending the Meeting in person, please read the “How to Attend the Annual Meeting” section of this Proxy Statement for information about the documents you will need to bring with you to gain admission to the Meeting and to vote your shares in person.

This Proxy Statement and the accompanying form of proxy are first being sent or given to our shareholders on or about March___, 2018.

ELIMINATING DUPLICATE MAILINGS

BioTime has adopted a procedure called “householding.” Under this procedure, we may deliver a single copy of this Proxy Statement and our Annual Report to multiple shareholders who share the same address, unless we receive contrary instructions from one or more of the shareholders. This procedure reduces the environmental impact of our annual meetings and reduces our printing and mailing costs. We will deliver separate copies of the Proxy Statement and Annual Report to each shareholder sharing a common address if they notify us that they wish to receive separate copies. If you wish to receive a separate copy of the Proxy Statement, or Annual Report, you may contact us by telephone at (510) 521-3390, or by mail at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501. You may also contact us at the above phone number or address if you are presently receiving multiple copies of the Proxy Statement, and Annual Report but would prefer to receive a single copy instead.

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ELECTION OF DIRECTORS

At the Meeting, ten (10) directors will be elected to hold office until the next Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. All the nominees named below, Deborah Andrews, Neal C. Bradsher, Stephen C. Farrell, Alfred D. Kingsley, Aditya P. Mohanty, Michael H. Mulroy, Cavan Redmond, Angus C. Russell, David Schlachet, and Michael D. West, are incumbent directors.

It is the intention of the persons named in the enclosed proxy, unless the proxy specifies otherwise, to vote the shares represented by such proxy FOR the election of the nominees listed below. In the unlikely event that any nominee should be unable to serve as a director, proxies may be voted in favor of a substitute nominee designated by the Board of Directors. If you are a beneficial owner of shares held in street name, your broker or other nominee will not be allowed to vote in the election of directors unless you instruct your broker or other nominee how to vote on the form that the broker or nominee provided to you.

Directors

The names and ages of our directors who are nominees for re-election are:

Deborah Andrews, 60, joined our Board of Directors during April 2014. Ms. Andrews has served as Chief Financial Officer of STAAR Surgical Company since 2017 after serving as Vice President, Chief Accounting Officer since 2013. Ms. Andrews also served as STAAR Surgical’s Vice President, Chief Financial Officer from 2005 to 2013, as its Global Controller from 2001 to 2005, and as its Vice President, International Finance from 1999 to 2001. Ms. Andrews previously worked as a senior accountant for a major public accounting firm. Ms. Andrews holds a B.S. degree in Accounting from California State University at San Bernardino.

Ms. Andrews brings to our Board significant experience in finance, financial reporting, accounting and auditing, and in management as a senior financial and accounting executive of a public medical device company during a period of significant growth.

Neal C. Bradsher, CFA, 52, joined our Board of Directors during July 2009. Mr. Bradsher has been President of Broadwood Capital, Inc., a private investment firm, since 2002. Mr. Bradsher holds a B.A. degree in economics from Yale College and is a Chartered Financial Analyst. Mr. Bradsher was a director of Questcor Pharmaceuticals, Inc., from March 2004 until August 2014, when Questcor was acquired by Mallinckrodt plc. Questcor was a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders.

Mr. Bradsher brings to the Board a wealth of experience in finance, management, and corporate governance attained through his successful investments in other companies, including companies in the pharmaceutical, medical device, medical diagnostics, health care services, and health care information systems sectors. He has worked with several health care companies to improve their management and governance, and served as a director of Questcor Pharmaceuticals, Inc. Entities that Mr. Bradsher controls have invested in most of BioTime’s financing transactions over the last several years. Mr. Bradsher is the President of the general partner of Broadwood Partners, L.P., currently our largest shareholder.

Stephen C. Farrell, 52, joined our Board of Directors during March 2013. Mr. Farrell currently serves as Chief Executive Officer and Director of Convey Health Solutions (formerly known as NationsHealth, Inc.), a healthcare business process outsourcing company headquartered in Fort Lauderdale, Florida. Convey Health Solutions utilizes both technology and staff to manage end-to-end insurance processes for business clients. Before joining Convey Health Solutions in 2011, he served as President of PolyMedica Corporation, a publicly traded provider of diabetes supplies and related services that was acquired in 2007 by Medco Health Solutions. During his eight-year tenure at PolyMedica, Mr. Farrell served as its President, Chief Operating Officer, and as Chief Financial Officer, Chief Compliance Officer, and Treasurer. Mr. Farrell previously served as Executive Vice President and Chief Financial Officer of Stream Global Services, Inc., a business process outsourcing company. Earlier in his career, Mr. Farrell served as Senior Manager at PricewaterhouseCoopers LLP. Mr. Farrell holds an A.B. from Harvard University, and an M.B.A. from the Darden School at the University of Virginia. Mr. Farrell served on the board and was chairman of the Audit Committee of Questcor Pharmaceuticals, Inc., a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders from November 2007 to until August 2014, when Questcor was acquired by Mallinckrodt plc. Mr. Farrell also currently serves as a director of STAAR Surgical Company, a designer and developer of implantable lenses for the eye.

Mr. Farrell brings to our Board significant experience in finance, financial reporting, accounting and auditing, and in management as a senior executive of a public healthcare company during a period of significant growth.

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Alfred D. Kingsley, 75, joined our Board of Directors and became Chairman of the Board during July 2009. Mr. Kingsley has been general partner of Greenway Partners, L.P., a private investment firm, and President of Greenbelt Corp., a business consulting firm, since 1993. Greenbelt Corp. served as our financial advisor from 1998 until June 30, 2009. Mr. Kingsley was Senior Vice-President of Icahn and Company and its affiliated entities for more than 25 years. Mr. Kingsley also serves as a director of Asterias Biotherapeutics, Inc. and OncoCyte Corporation. Mr. Kingsley holds a BS degree in economics from the Wharton School of the University of Pennsylvania, and a J.D. degree and LLM in taxation from New York University Law School.

Mr. Kingsley’s long career in corporate finance and mergers and acquisitions includes substantial experience in helping companies to improve their management and corporate governance, and to restructure their operations in order to add value for shareholders. Mr. Kingsley developed an intimate knowledge of our business in his role as our financial advisor before he joined our Board. Mr. Kingsley has been instrumental in structuring our equity and debt financings, and in the transition of our business focus into the field of human embryonic stem cell technology, and the business acquisitions that have helped us expand the scope of our business. Mr. Kingsley, along with entities that he controls, is currently one of our largest shareholders.

Aditya P. Mohanty, 51, has served as our Co-Chief Executive Officer since October 2015 and as President since December 2017. Mr. Mohanty joined BioTime as its Chief Operating Officer during December 2014. Mr. Mohanty previously served in a number of executive positions at Shire plc, including as President/Head Regenerative Medicine from 2013 to 2014, as Senior Vice President, Business and Technical Operations from 2012 to 2013, as Global Franchise Head MPS from 2010 to 2012, and as Vice President of Operations/Product General Manager from 2005 to 2012. Shire plc is a biotechnology company focused on research, development and commercialization of novel biological products for rare diseases, Mr. Mohanty was VP of Manufacturing and Operations at Transkaryotic Therapies, Inc. from 2002 to 2005 when it was acquired by Shire. Before joining Transkaryotic Therapies, Mr. Mohanty held a number of management positions at Baxter Healthcare Corporation, Bioscience Division from 1990 to 2002. Mr. Mohanty also serves as a director of OncoCyte Corporation. Mr. Mohanty received an MBA degree from Saint Mary’s College, an MS in Chemical Engineering from Clarkson University, and a B. Tech in Chemical Engineering from REC Trichy, in India.

Mr. Mohanty brings to our Board his years of experience as an executive in the pharmaceutical industry, with particular emphasis on product development and manufacturing.

Michael H. Mulroy, 52, joined our Board of Directors during October 2014. Since June 2017, Mr. Mulroy has served as the Chief Executive Officer of Asterias Biotherapeutics, Inc., a publicly traded biotechnology company that is approximately 40% owned by BioTime. Prior to joining Asterias, Mr. Mulroy served as a Senior Advisor to CamberView Partners, LLC, which assists companies in connection with investor engagement and complex corporate governance issues. Mr. Mulroy served until September 2014 as Executive Vice President - Strategic Affairs and General Counsel of the Autoimmune and Rare Diseases Business Unit of Mallinckrodt plc following its acquisition of Questcor Pharmaceuticals, Inc. in August 2014. Mr. Mulroy was appointed Executive Vice President, Strategic Affairs and General Counsel and Corporate Secretary of Questcor during February 2014, having previously served as Chief Financial Officer, General Counsel and Corporate Secretary since January 2011. From 2003 to 2011, Mr. Mulroy was employed by the law firm of Stradling Yocca Carlson & Rauth, where he served as a partner from 2004, and represented Questcor and other publicly-traded companies. From 1997 to 2003, Mr. Mulroy was an investment banker at Citigroup and Merrill Lynch. Mr. Mulroy also serves as a director of Asterias Biotherapeutics, Inc. From July 2011 to August 2014, Mr. Mulroy served as a member of the Board of Directors of Comarco, Inc., which developed and designed innovative technologies and intellectual property used in power adapters. Mr. Mulroy earned his J.D. degree from the University of California, Los Angeles and his B.A. (Economics) from the University of Chicago.

Mr. Mulroy brings to our Board his experience as the chief executive officer of a publicly-traded biotechnology company and member of a senior management team of a larger biopharmaceutical company that experienced a period of rapid growth. Mr. Mulroy also brings to our Board his experience in corporate finance and investor relations.

Cavan Redmond, 57, joined our Board of Directors during February 2018. Mr. Redmond is a seasoned healthcare strategist, who has held a number of global leadership positions. He currently is a partner at Zarsy, LLC. His global leadership roles include: CEO of WebMD Health Corp., where he oversaw cost rationalizations and streamlined operations to position the company for growth; Senior Vice President and Group President, Pfizer Diversified Businesses. The Diversified Business included Animal Health, Consumer Healthcare, Capsugel and Nutrition. While at Pfizer he also became the head of Corporate Strategy. While at Wyeth he was the first EVP and General Manager Wyeth Biopharma and President of Wyeth Consumer Healthcare. Mr. Redmond also serves as a director of OncoCyte Corporation and he is currently a member of the Board of Directors for the Arthritis Foundation, where he has served since 2014. Mr. Redmond holds a MAS degree from Johns Hopkins University and a BA from the University of Maryland at College Park. He was a 2012 recipient of The Johns Hopkins University Distinguished Alumnus Award.

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Angus C. Russell, 62, joined our Board of Directors during December 2014. Mr. Russell served as the Chief Executive Officer of Shire plc, a biopharmaceutical company, from June 2008 to April 2013. Mr. Russell served as the Chief Financial Officer of Shire from 1999 to 2008 and also served as its Principal Accounting Officer and Executive Vice President of Global Finance. Prior to joining Shire, Mr. Russell served at ICI, Zeneca and AstraZeneca for 19 years, most recently as Vice President of Corporate Finance at AstraZeneca plc. He is a Chartered Accountant, having qualified with Coopers & Lybrand (now PriceWaterhouseCoopers LLP). Mr. Russell also serves as a director of Mallinckrodt plc and Therapeutics MD, Inc., and as Chairman of the Board of Directors of Revance Therapeutics, Inc. Mr. Russell previously served as a director of Shire plc, Questcor Pharmaceuticals, Inc. until it was acquired by Mallinckrodt plc in August 2014, and InterMune, Inc. prior to its acquisition by Roche Holdings, Inc. during September 2014.

Mr. Russell brings to our Board numerous years of experience as a Chief Executive Officer of an international publicly traded specialty biopharmaceutical company and his substantial experience as an officer and director in the specialty pharmaceutical industry.

David Schlachet, 72, joined our Board of Directors during April 2014. Mr. Schlachet serves as a director of several public and private Israeli companies. Mr. Schlachet served as chairman of Syneron Medical Ltd., an Israeli aesthetic medical device company, from April 2013 to February 2014 and prior to that, he served as Syneron Medical’s Chief Executive Officer from November 2005 to May 2007, after serving as its Chief Financial Officer beginning in June 2004. From November 2008 to November 2012, Mr. Schlachet served as a director of the Tel Aviv Stock Exchange and Chairman of its Audit Committee. From 2000 to June 2004 Mr. Schlachet served as Managing Partner of Biocom, a venture capital fund specializing in the life sciences field. From 1995 to 2000, Mr. Schlachet served as a Senior Vice President and Chief Financial Officer of Strauss Elite Holdings, an Israeli packaged food group, and from 1997 to 2000 he also served as active Chairman of Elite Industries, an Israeli coffee, confectionary and salty snacks manufacturer. From 1988 till 1995 Mr. Schlachet served as Vice President of Finance and Administration of the Weizmann Institute of Science, Israel’s premier post-graduate scientific research institute, and as Chief Executive Officer of its technology transfer company Yeda Research and Development Company, Ltd. Mr. Schlachet serves as a director of Syneron Medical Ltd, Taya Investments Ltd (Chairman), and BioCancell Ltd, and he formerly he served as a director of EzChip Semiconductor Ltd. and Mazor Robotics Ltd. Mr. Schlachet also serves as Chairman of the Board of our subsidiary Cell Cure Neurosciences Ltd. Mr. Schlachet holds a B.Sc. degree in chemical engineering and an M.B.A. from the Tel-Aviv University.

Mr. Schlachet brings to our Board many years of experience in management, finance, and investment, including as Chief Executive Officer and Chief Financial Officer of Syneron Medical Ltd, as an executive of the Weizmann Institute and its affiliate Yeda Research and Development, and as Chairman of our subsidiary Cell Cure Neurosciences Ltd. We believe that Mr. Schlachet’s experience in finance and industry will be of great value in the management and financing the business of BioTime and our subsidiaries.

Michael D. West, Ph.D., 64, is our Co-Chief Executive Officer and has served on the Board of Directors since 2002. Dr. West was appointed Chief Executive Officer of BioTime during October 2007 and became Co-Chief Executive Officer during October 2015. Dr. West is also the Chief Executive Officer of our subsidiary AgeX Therapeutics, Inc. and previously served as interim President and Chief Executive Officer of our former subsidiary Asterias Biotherapeutics, Inc. from April 2014 to June 2014, and as Vice President of Technology Integration of Asterias until December 2015. Prior to becoming our Chief Executive Officer, Dr. West served as Chief Executive Officer, President, and Chief Scientific Officer of Ocata Therapeutics, Inc., a company engaged in developing human stem cell technology for use in regenerative medicine. Dr. West also founded Geron Corporation of Menlo Park, California, and from 1990 to 1998 he was a Director and Vice-President, where he initiated and managed programs in telomerase diagnostics, oligonucleotide-based telomerase inhibition as anti-tumor therapy, and the cloning and use of telomerase in telomerase-mediated therapy wherein telomerase is utilized to immortalize human cells. From 1995 to 1998 he organized and managed the research between Geron and its academic collaborators, James Thomson and John Gearhart that led to the first isolation of human embryonic stem and human embryonic germ cells. Dr. West also serves as director of Asterias Biotherapeutics, Inc. and previously served as a director of OncoCyte Corporation. Dr. West received a B.S. Degree from Rensselaer Polytechnic Institute in 1976, an M.S. Degree in Biology from Andrews University in 1982, and a Ph.D. from Baylor College of Medicine in 1989 concentrating on the biology of cellular aging.

Dr. West is an internationally renowned pioneer and expert in stem cell research, and has extensive academic and business experience in age-related degenerative diseases, telomerase molecular biology, and human embryonic stem cell research and development. Dr. West brings to our Board the proven ability to conceive of and manage innovative research and development programs that have made scientifically significant discoveries in the field of human embryonic stem cells, and the ability to build companies focused on the great potential of regenerative medicine.

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Director Independence

Our Board of Directors has determined that Deborah Andrews, Neal C. Bradsher, Stephen C. Farrell, Michael H. Mulroy, Cavan Redmond, Angus C. Russell, and David Schlachet qualify as “independent” in accordance with Section 803(A) of the NYSE American Company Guide. The members of our Audit Committee meet the additional independence standards under Section 803(B)(2) of the NYSE American Company Guide and Section 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the members of our Compensation Committee meet the additional independence standards under Section 805(c)(1) of the NYSE American Company Guide. Our independent directors received no compensation or remuneration for serving as directors except as disclosed under “CORPORATE GOVERNANCE-Compensation of Directors.” None of these directors, nor any of the members of their families, have participated in any transaction with us that would disqualify them as “independent” directors under the standards described above.

Aditya P. Mohanty and Michael D. West do not qualify as “independent” because they are our full-time employees. Alfred D. Kingsley does not qualify as “independent” because he receives compensation for serving in an executive role as Chairman of certain of our subsidiaries.

CORPORATE GOVERNANCE

Directors’ Meetings

During the fiscal year ended December 31, 2017, our Board of Directors met 12 times. None of our current directors attended fewer than 83% of the meetings of the Board and the committees on which they served.

Directors are also encouraged to attend our annual meetings of shareholders, although they are not formally required to do so. All of our current directors who were then serving on the Board attended the last annual meeting, except Stephen C. Farrell who was unable to attend; and all directors except Michael D. West attended the reconvened portion of the meeting held on August 9, 2017.

Meetings of Non-Management Directors

Our non-management directors meet no less frequently than quarterly in executive session, without any directors who are BioTime officers or employees present. These meetings allow the non-management directors to engage in open and frank discussions about corporate governance and about our business, operations, finances, and management performance.

Shareholder Communications with Directors

If you wish to communicate with the Board of Directors or with individual directors, you may do so by following the procedure described on our website at www.biotimeinc.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to our principal executive officers, our principal financial officer and accounting officer, our other executive officers, and our directors. The purpose of the Code of Ethics is to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and in our other public communications; (iii) compliance with applicable governmental rules and regulations; (iv) prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and (v) accountability for adherence to the Code of Ethics. A copy of our Code of Ethics has been posted on our internet website and can be found at www.biotimeinc.com. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of those provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting the information on our website within four business days following the date of the amendment or waiver.

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Board Leadership Structure

Our leadership structure bifurcates the roles of Chief Executive Officer and Chairman of the Board. In other words, although Aditya P. Mohanty and Michael D. West are our Co-Chief Executive Officers and are members of our Board, Alfred D. Kingsley currently serves as Chairman of the Board. Although Mr. Kingsley is not an executive officer of BioTime, in his capacity as Chairman of the Board he plays an active role in the structuring and oversight of our financings and the growth of our business. This structure allows our Co-Chief Executive Officers to focus on innovation in our research and product development programs, building our intellectual property portfolio, and fostering relationships within the bioscience industry. The Chairman of the Board serves as an active liaison between the Board and our Co-Chief Executive Officers and our other senior management. The Chairman of the Board also interfaces with our other non-management directors with respect to matters such as the members and chairs of Board committees, other corporate governance matters, financing, strategic planning, and business acquisitions.

The Board’s Role in Risk Management

The Board has an active role, as a whole, in overseeing management of the risks of our business. The Board regularly reviews information, including opportunities and risks, regarding our research and product development programs, corporate structure, liquidity, and our plans to expand our business. The Audit Committee provides oversight of our financial reporting processes and the annual audit of our consolidated financial statements. In addition, the Audit Committee also reviews and must approve any business transactions between BioTime and its executive officers, directors, and shareholders who beneficially own 5% or more of our common shares.

Committees of the Board

The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee. The members of each of these committees are independent in accordance with Section 803(A) of the NYSE American Company Guides and Section 10A-3 under the Exchange Act. The members of the Audit Committee and Compensation Committee must also meet the independence tests applicable to members of those committees under the NYSE American Company Guide. The Board of Directors also has a Corporate Development Committee and a Financial Strategy Committee, the members of which not need be “independent” directors. During 2017 the Board of Directors had, but dissolved, a Management Development Committee and a Technology Value Committee.

Audit Committee

The members of the Audit Committee are Deborah Andrews (Chairwoman), Angus C. Russell, and David Schlachet. Stephan C. Farrell also served on the Audit Committee until June 30, 2017. The Audit Committee held eight meetings during 2017. The purpose of the Audit Committee is to recommend the engagement of our independent registered public accountants, to review their performance and the plan, scope, and results of the audit, and to review and approve the fees we pay to our independent registered public accountants. The Audit Committee also will review our accounting and financial reporting procedures and controls, and all transactions between us and our executive officers, directors, and shareholders who beneficially own 5% or more of our common shares. The Audit Committee has a written charter that requires the members of the Audit Committee to be directors who are independent in accordance with Section 803(A) and Section 803(B) of the NYSE American Company Guide and Section 10A-3 under the Exchange Act. A copy of the Audit Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

Our Board of Directors has determined that Deborah Andrews, Angus C. Russell, and David Schlachet meet the criteria of an “audit committee financial expert” within the meaning of the SEC’s regulations. Ms. Andrews’ expertise is based on her experience as Vice President-Chief Accounting Officer of STAAR Surgical Company and as STAAR Surgical’s Vice President-Chief Financial Officer, and as a senior accountant at a major accounting firm. Mr. Russell’s expertise is based on his experience as the Chief Executive Officer of Shire plc, a biopharmaceutical company, from June 2008 to April 2013. Also, Mr. Russell served as the Chief Financial Officer of Shire from 1999 to 2008. Mr. Schlachet’s expertise is based on his experience as a Chief Financial Officer of Syneron Medical Ltd. and of Strauss Elite Holdings, and as Chairman of the Audit Committee of the Tel Aviv Stock Exchange.

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Nominating and Corporate Governance Committee and Nominating Policies and Procedures

The members of the Nominating and Corporate Governance Committee are Neal C. Bradsher (Chairman), Stephen C. Farrell, and Angus C. Russell. Michael H. Mulroy also served on the Committee until June 26, 2017. The Nominating and Corporate Governance Committee met three times during 2017. The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board of Directors individuals qualified to serve as directors and on committees of the Board, and to make recommendations to the Board on issues and proposals regarding corporate governance matters. The Nominating and Corporate Governance Committee will also consider nominees proposed by shareholders, provided that they notify the Nominating and Corporate Governance Committee of the nomination in writing at least 120 days before the date of the next annual meeting and they and the nominee provide the Nominating and Corporate Governance Committee with all information that the Nominating and Corporate Governance Committee may reasonably request regarding the nominee, no later than 90 days prior to the annual meeting. A copy of the Nominating and Corporate Governance Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

The Nominating and Corporate Governance Committee has not set any specific minimum qualifications that a prospective nominee would need in order to be recommended by the Committee to serve on the Board of Directors. Rather, in evaluating any new nominee or incumbent director, the Committee will consider whether the particular person has the knowledge, skills, experience, and expertise needed to manage our affairs in light of the skills, experience, and expertise of the other members of the Board as a whole. The Committee will also consider whether a nominee or incumbent director has any conflicts of interest with BioTime that might conflict with our Code of Ethics or that might otherwise interfere with their ability to perform their duties in a manner that is in the best interest of BioTime and its shareholders. The Committee will also consider whether including a prospective director on the Board will result in a Board composition that complies with (a) applicable state corporate laws, (b) applicable federal and state securities laws, and (c) the rules of the SEC and each stock exchange on which our shares are listed.

The Board of Directors and the Nominating and Corporate Governance Committee have not adopted specific policies with respect to a particular mix or diversity of skills, experience, expertise, perspectives, and background that nominees should have. However, the present Board was assembled with a focus on attaining a Board comprised of people with substantial experience in bioscience, the pharmaceutical industry, corporate management, finance, and law. The Board believes that this interdisciplinary approach will best suit our needs, as we expand our initiatives in the field of regenerative medicine. The Board is also cognizant of the value of experience in international markets and operations given the growing globalization of the pharmaceutical industry and world-wide focus on stem cell research.

Some of the factors considered by the Committee and the Board in selecting the Board’s nominees for election at the Meeting are discussed in this Proxy Statement under “ELECTION OF DIRECTORS-Directors.”

Compensation Committee

The members of the Compensation Committee are Deborah Andrews, Stephen C. Farrell (Chairman), and David Schlachet. The Compensation Committee met seven times during 2017. All of the members of the Compensation Committee qualify as “independent” in accordance with Section 803(A) and Section 805(c)(1) of the NYSE American Company Guide. The Compensation Committee oversees our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans and awards of stock options and other equity-based awards under our Equity Incentive Plan. The Compensation Committee recommends to the Board of Directors the terms and amount of executive compensation and grants of equity-based awards to executives, key employees, consultants, and independent contractors. The Co-Chief Executive Officers may make recommendations to the Compensation Committee concerning executive compensation and performance, but the Compensation Committee makes its own determination or recommendation to the Board of Directors with respect to the amount and components of compensation, including salary, bonus and equity awards to executive officers, generally taking into account factors such as company performance, individual performance, and compensation paid by peer group companies. A copy of the Compensation Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

We have engaged Barney & Barney to provide compensation consulting services and advice to management and the Compensation Committee, which has generally included market survey information and competitive market trends in employee, executive and directors’ compensation programs. Barney & Barney has also made recommendations to the Compensation Committee with respect to pay mix components such as salary, bonus and equity awards, and the target market pay percentiles in which executive compensation should fall so BioTime can be competitive in executive hiring and retention.

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Report of the Audit Committee on the Audit of Our Consolidated Financial Statements

The following is the report of the Audit Committee with respect to BioTime’s audited consolidated financial statements for the year ended December 31, 2017. Angus C. Russell joined the Audit Committee during June 2017 and therefore did not participate in Audit Committee meetings prior to that date.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that BioTime specifically incorporates such information by reference in such filing.

The members of the Audit Committee held discussions with our management and representatives of OUM & Co., LLP, our independent registered public accountants, concerning the audit of our consolidated financial statements for the year ended December 31, 2017. The independent public accountants are responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles in the United States. Our auditors also audit our internal control over financial reporting. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of BioTime’s financial statements.

The Audit Committee members reviewed and discussed with management and representatives of the auditors the audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017. Our auditors also discussed with the Audit Committee the adequacy of BioTime’s internal control over financial reporting.

The Audit Committee members discussed with the auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and currently in effect. Our auditors submitted to the Audit Committee the written disclosures and the letter mandated by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. Based on the reviews and discussions referred to above, the Audit Committee unanimously approved the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

The Audit Committee also met on a quarterly basis with the auditors during 2017 to review and discuss our consolidated financial statements for the quarter and the adequacy of internal control over financial reporting.

The Audit Committee:

Deborah Andrews (Chairwoman), Angus C. Russell, and David Schlachet

Executive Officers

Michael D. West, Aditya P. Mohanty, Russell L. Skibsted, and Stephana E. Patton are our current executive officers. Alfred D. Kingsley is Chairman of the Board and is Executive Chairman of certain of our subsidiaries but he is not otherwise an executive officer of BioTime. William Annett has served as President and Chief Executive Officer of our former subsidiary OncoCyte Corporation (“OncoCyte”) since June 2015, and we considered him to be an executive officer of BioTime until OncoCyte was deconsolidated from BioTime during February 2017, when BioTime’s ownership of OncoCyte declined below 50%.

Russell L. Skibsted, 59, was appointed as our Chief Financial Officer and as Chief Financial Officer of our subsidiary OncoCyte Corporation during November 2015, and he was appointed Chief Financial Officer of Asterias during March 2016. Mr. Skibsted came to BioTime from Proove Biosciences, Inc. where he served as Chief Financial Officer from 2013 to November 2014. From 2013 to 2014 Mr. Skibsted was Managing Director and Chief Financial Officer of RSL Ventures, where he provided financial consulting services to public and private companies in the life sciences sector. Mr. Skibsted served as Senior Vice President, Chief Financial Officer and Secretary of Aeolus Pharmaceuticals, a publicly traded biopharma company, from 2010 to 2013, and was Senior Vice President and Chief Business Officer of Spectrum Pharmaceuticals, a publicly traded, biopharmaceutical company, from 2006 to 2009. Previously, from 2004 to 2006, Mr. Skibsted served as Chief Financial Officer of Hana Biosciences, and from 2000 to 2004 he served as Chief Financial Officer and Portfolio Management Partner of Asset Management Company, a venture capital firm. Mr. Skibsted holds a B.A. in economics from Claremont McKenna College and an MBA from the Stanford Graduate School of Business.

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Stephana E. Patton, Ph.D., J.D., 47, was appointed as our General Counsel on February 6, 2017. Dr. Patton brings more than 17 years of experience creating portfolio value at publicly-traded biotechnology and pharmaceutical companies. Dr. Patton was formerly the General Counsel and Commercial Compliance Officer at BioDelivery Sciences from 2015 - 2017, a publicly-traded specialty pharmaceutical company. Prior to BioDelivery Sciences, she held various senior management positions, including leading Intellectual Property (“IP”) and Licensing at Salix Pharmaceuticals from 2007 - 2015, a global pharmaceutical company that was acquired for $11.2 Billion in 2015. Prior to joining Salix, Dr. Patton was in private practice from 1999-2007 at a large international law firm known for its IP and corporate securities practices and at a boutique IP firm. Her practice focused on counseling clients on IP-related matters as well as licensing transactions for biotechnology and pharmaceutical companies at varying stages of product development. Dr. Patton earned a Juris Doctor (J.D.) degree from the Boston University School of Law and a Ph.D. in Biochemistry, Cell and Developmental Biology from Emory University.

Chief Executive Officer of Former Subsidiary

William Annett, 64, has been President and Chief Executive Officer of OncoCyte Corporation since June 2015 and joined its Board of Directors during January of that year. Mr. Annett was a Managing Director at Accenture from 2011 to 2014, where he founded, built, and headed Accenture’s West Coast Life Sciences practice with sales, marketing, and delivery responsibilities for the entire territory. His clients included most of the major biotech and pharmaceutical companies in the western United States. At Genentech, from 2003 until 2011, Mr. Annett led the Commercial Strategy group and managed large operational projects with several hundred team members. He also directed the Project Finance function for research and development, which supported all development pipeline products with more than 200 clinical trials. In 2001 Mr. Annett founded and until 2003 served as CEO of Corra Life Sciences, a prenatal diagnostics company, which worked with a consortium of universities to develop blood tests for the major diseases of pregnancy. Mr. Annett also previously served as Chief Executive Officer of BioFX Laboratories, Inc. from 1999 to 2000. Early in his career, Mr. Annett also founded a consumer products company, which he led for six years as Chief Executive Officer. During his tenure, the company became publicly traded on NASDAQ and was then acquired. Mr. Annett holds an MBA from the Harvard Business School.

Compensation of Directors

Directors and members of committees of the Board of Directors who are salaried employees of BioTime are entitled to receive compensation as employees but are not compensated for serving as directors or attending meetings of the Board or committees of the Board. All directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board.

The following table shows the annual cash fees paid to our Chairman of the Board, our directors other than the Chairman, and to the directors who served on the standing committees of the Board during 2017.

Fees Paid
Chairman of the Board	$65,000
Director other than Chairman	$30,000
Audit Committee Chairman	$20,000
Audit Committee Member other than Chairman	$10,000
Compensation Committee Chairman	$15,000
Compensation Committee Member other than Chairman	$7,500
Nominating and Corporate Governance Committee Chairman	$15,000
Nominating and Corporate Governance Committee Member other than Chairman	$7,500
Management Development Committee Chairman	$15,000
Management Development Committee Member other than Chairman	$7,500
Corporate Development Committee Chairman	$15,000
Corporate Development Committee Member other than Chairman	$7,500
Technology Value Committee Chairman	$160,323
Technology Value Committee Member other than Chairman	$-
Financial Strategy Committee Chairman	$53,333
Financial Strategy Committee Member other than Chairman	$-

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In addition to the annual cash fees, directors and members of certain committees of the Board received fees for attending meetings. Directors received a fee of $2,000 for meetings attended in person and $1,000 for meetings attended by telephone conference. Members of the Audit Committee received a fee of $1,500 for meetings attended in person and $750 for meetings attended by telephone conference and members of the Compensation Committee received a fee of $1,000 for meetings attended in person and $750 for meetings attended by telephone conference.

In addition to cash fees, directors, other than the Chairman of the Board, received an annual grant of options to purchase 20,000 common shares, and our Chairman received an annual grant of options to purchase 50,000 common shares, under our 2012 Equity Incentive Plan.

The annual fee of cash was paid, and the stock options granted vested and became exercisable, in four equal quarterly installments, based on the director’s continued service through the last day of the applicable quarter. The options will expire if not exercised on the earlier of the date five years from the date of grant or 90 days after the director ceases to serve on the Board.

For 2018, the Board of Directors has determined to increase the annual fee paid to directors and the Chairman of the Board to $40,000 and $75,000, respectively and to eliminate the fees for attending meetings of the Board and committees. Fees for committee membership during 2018 will remain at the 2017 levels. This change is expected to reduce total payments to non-employee directors other than the Chairman of the Board.

In addition to his compensation as Chairman of our Board, during 2017 Alfred D. Kingsley received $337,308 from certain of our subsidiaries and former subsidiaries Asterias and OncoCyte for serving as Chairman of the Board, Member of the Board, or as Executive Chairman of the subsidiaries or former subsidiaries. In addition, through April 2017 Mr. Kingsley received $1,000 for each in-person meeting and $500 for each teleconference meeting of the Boards of Directors of OncoCyte that he attended and $1,000 for each in-person meeting and $500 for each teleconference meeting of the Board of Directors of Asterias. Mr. Kingsley is also eligible to participate in certain health insurance, a 5% 401(k) company matching contribution, and similar benefit plans that are available to employees of BioTime and its subsidiaries. BioTime deconsolidated Asterias in May 2016 and OncoCyte in February 2017, however, Mr. Kingsley’s service as a director Asterias and OncoCyte originated with the organization of those companies as subsidiaries of BioTime and his continued receipt of compensation from those companies for service as a director or Chairman of the Board continues with the approval of the BioTime Compensation Committee and Board of Directors.

BioTime directors who serve as directors of our subsidiaries are also eligible to receive stock options or to purchase restricted stock under the stock option plans adopted by our subsidiaries. Awards under subsidiary stock option plans to a BioTime director who is also a BioTime employee were approved by both the board of directors of the subsidiary and by the BioTime Board of Directors or by the Compensation Committee, without the vote of the director receiving the award, except for awards made by Asterias and OncoCyte that were approved by the subsidiary compensation committees, the members of which qualify as “independent” under the NYSE American Company Guide. During 2017, Mr. Kingsley received a grant of 66,300 stock options from OncoCyte and 330,000 options from our subsidiary AgeX Therapeutics, Inc.(“AgeX”).

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The following table summarizes certain information concerning the compensation paid during the past fiscal year to each of the persons who served as directors during the year ended December 31, 2017 and who were not our employees on the date the compensation was earned.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Option Award(2)	All other compensation	Total
Deborah Andrews	$83,250	$24,801	$-	$108,051
Neal C. Bradsher	$64,750	$24,801	$-	$89,551
Stephen C. Farrell	$78,250	$24,801	$-	$103,051
Alfred D. Kingsley(3)	$406,516	$705,362	$88,500	$1,200,378
Michael H. Mulroy(4)	$213,948	$69,448	$-	$283,396
Angus C. Russell	$68,000	$24,801	$-	$92,801
David Schlachet(5)	$89,500	$24,801	$-	$114,301

(1)	Includes annual cash fees for serving as a director, fees for service on committees of the Board, if any, and fees for attending meetings of the Board and committees.

(2)	Those of our directors who were serving on the Board of Directors on July 1, 2017 and who were not salaried employees of BioTime each received an annual award of stock options on that date entitling them to purchase 20,000 common shares at a fixed price as partial compensation for serving on the Board of Directors for a period of one year, except that Mr. Kingsley received 50,000 stock options as partial compensation for serving in his capacity as Chairman of the Board. Those options will vest and become exercisable in equal quarterly installments over a one-year period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We use the Black-Scholes-Merton Pricing Model to compute option fair values. We used the following variables to value those options: stock price of $3.15, exercise price of $3.15, expected term of 2.81 years, volatility of 59.24%, and a risk free rate of 1.51% based on the U.S. Treasury rates in effect during the corresponding period of grant.

(3)	During 2017, in addition to $65,000 in annual director fees as BioTime’s Chairman of the Board, $53,333 as Chairman of the Financial Strategy Committee, $1,875 as member of the Management Development Committee and $15,000 for BioTime Board meetings attended, Mr. Kingsley received $257,308 from certain subsidiaries for serving as Chairman or as a member of the Board or as Executive Chairman, $500 from certain subsidiaries for board meetings attended, and $13,500 of employer contributions to his 401(k) plan. Mr. Kingsley’s option award compensation also includes the value of 330,000 options to purchase AgeX common stock and the value of 66,300 options to purchase OncoCyte common stock which he received from AgeX and OncoCyte, respectively, for serving as Executive Chairman of AgeX and Chairman of the Board of Directors of OncoCyte. The assumptions underlying the valuation of the AgeX options are as follows: stock price and exercise price of $2.00, expected term of 5.81 – 5.88 years, volatility of 74.82% - 74.92%, and risk free rates of 2.03% - 2.04% based on the U.S. Treasury rates in effect during the corresponding period of grant. The assumptions underlying the valuation of the OncoCyte options are as follows: stock price and exercise price of $5.10, expected term of 5.33 years, volatility of 73.42%, and a risk free rate of 1.79% based on the U.S. Treasury rates in effect during the corresponding period of grant. Amounts shown as other compensation received by Mr. Kingsley include a portion of annual director fees of $65,000 and board meeting attendance fees of $2,500 that Mr. Kingsley received for serving as the Chairman of the OncoCyte Board of Directors subsequent to the deconsolidation of OncoCyte on February 16, 2017. Also included in other compensation is the annual director fees of $15,000 and board meeting attendance fees of $6,000 that Mr. Kingsley received for serving on the Asterias Board of Directors. BioTime deconsolidation Asterias in May 2016.

(4)	During 2017, in addition to $30,000 in annual director fees as a member of BioTime’s Board, Mr. Mulroy received $160,323 as Chairman of the Technology Value Committee, $8,125 as member of four other committees, and $15,500 for BioTime Board meetings attended. The Technology Value Committee dissolved on July 9, 2017. Mr. Mulroy’s option award compensation also includes the value of 35,000 options to purchase AgeX common stock which he received from AgeX for serving as a member of its board of directors The assumptions underlying the valuation of the AgeX options are as follows: stock price and exercise price of $2.00, expected term of 5.25 years, volatility of 76.24%, and a risk free rate of 2.05% based on the U.S. Treasury rates in effect during the corresponding period of grant.

(5)	During 2017, in addition to $47,500 in annual director fees as a member of BioTime’s Board of Directors and committees and $22,000 for BioTime Board and committee meetings attended, Mr. Schlachet received $20,000 for serving as Chairman of the Board of Cell Cure Neurosciences Ltd (“Cell Cure”), an Israel-based subsidiary of BioTime.

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EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Board of Directors has a Compensation Committee the current members of which are and Stephen C. Farrell (Chairman), Deborah Andrews, and David Schlachet. Ms. Andrews, Mr. Farrell, and Mr. Schlachet qualify as “independent” in accordance with Section 803(A) and Section 805(c) of the NYSE American Company Guide. None of the directors who served on the Compensation Committee during the last fiscal year was a current or former officer or employee of BioTime or any of its subsidiaries, or had any relationship with BioTime or any of its subsidiaries requiring disclosure in this report under Item 404 of SEC Regulation S-K. During last fiscal year, none of our executive officers served as (a) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (b) a director of another entity, one of whose executive officers served on our Compensation Committee, or (c) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors, except that certain of our current executive officers, including Michael D. West and Aditya P. Mohanty, our Co-Chief Executive Officers, served on the board of directors of certain of our subsidiaries, and Alfred D. Kingsley, our Chairman, served as Executive Chairman of certain of our subsidiaries, and in that capacity each of them determined the compensation of the executive officers of those subsidiaries, though none of them voted on matters pertaining to their own personal compensation, and Dr. West abstained from voting on the compensation of his wife who served as an executive officer of OncoCyte.

Compensation Committee Report

The following is the report of the Compensation Committee for the year ended December 31, 2017.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that BioTime specifically incorporates such information by reference in such filing.

We have reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:

Stephen C. Farrell (Chairman), Deborah Andrews, and David Schlachet

Compensation Discussion and Analysis

Elements of Executive Compensation

Our compensation policies have been influenced by the need to attract and retain executives with the scientific and management expertise to conduct our research and product development programs in a highly competitive industry dominated by larger, more highly capitalized companies. The compensation we provide our executive officers currently has the following primary components:

●	Base salary;

●	Annual cash bonuses based on corporate and individual performance;

●	Long-term incentives in the form of stock options;

●	Health insurance; and

●	401(k) plan participation with employer contributions.

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In determining compensation for our executive officers, the Compensation Committee considers a variety of factors. For 2017 compensation, the most important factors were:

●	Achievement of corporate goals, primarily in the following four areas:

●	Clinical Progress, meaning achievement of milestones in clinical trials and progress toward regulatory approval and commercialization of products in clinical development;

●	Strategic alignment, meaning management of product development in conjunction with participating third parties, including prioritization of programs to align with company strategy and resources;

●	Discipline, meaning assessment of market potential for new products, maintaining a high level of compliance with applicable regulations and internal controls over financial reporting, and improving internal processes and cost efficiencies; and

●	Simplification, meaning integrating operations with subsidiaries, and efficient utilization of resources across product development programs;

●	Extraordinary performance by an individual during the year;

●	Retention concerns;

●	The executive’s tenure and experience;

●	The executive’s historical compensation;

●	Market data;

●	Our financial position and capital resources; and

●	Fairness.

In reviewing each executive’s overall compensation, the Compensation Committee considers an aggregate view of base salary and bonus opportunities, previous stock option grants, and the dollar value of benefits and perquisites. Executive compensation is also influenced by the cost of living in the San Francisco Bay Area. These factors have been balanced against our financial position and capital resources. In evaluating the compensation of executive officers, the Compensation Committee considers input from the Co-Chief Executive Officers who are most familiar with their performance.

BioTime is a growing company and our compensation policies are still evolving. In the course of BioTime’s growth, we may implement new compensation plans and policies and modify existing ones. Accordingly, executive compensation paid during 2017 or approved for payment for 2017 may or may not be reflective of the compensation that will be paid during subsequent years, except to the extent that the executives receive compensation under employment agreements that continue in effect during those years. In this regard, the Compensation Committee may consider the implementation of performance based bonus programs under which awards would be based upon the attainment of pre-set quantified bench marks or goals. As permitted by the Compensation Committee Charter, the Compensation Committee engaged the services of an independent executive compensation consulting firm to provide information about comparative compensation offered by peer companies, market survey information, and information about trends in executive compensation.

Base Salaries

The minimum base salaries of Michael D. West and Aditya P. Mohanty, our Co-Chief Executive Officers, Russell L. Skibsted, our Chief Financial Officer, and Stephana E. Patton, our Corporate Secretary, General Counsel, and Chief Compliance Officer during 2017 were defined by their respective employment agreements which were approved by the Board of Directors, without the vote of Dr. West in the case of his employment agreement. The base salaries for our executive officers are reviewed annually and adjusted from time to time to realign salaries with market levels and to reflect the growth of the company, the scope of the responsibilities of the executives, and their performance, and are intended to be competitive with the compensation paid to executives with comparable qualifications, experience, and responsibilities in similar businesses of comparable size. A significant portion of BioTime’s business is conducted by its subsidiaries and the management and oversight of those subsidiaries, some of which are located overseas, is also taken into account in determining base salaries.

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During March 2017, the Compensation Committee reviewed the base salaries of Dr. West, Mr. Mohanty, Mr. Skibsted and Dr. Patton. The Compensation Committee determined that during 2017 the base salary of Dr. West would remain at the 2016 level of $680,315. Base salaries for Mr. Mohanty and Mr. Skibsted were increased from $500,000 and $360,000 to $515,000 and $370,800, respectively. In the case of Dr. West, that decision was made based on the relationship of his salary to chief executive officers in the company’s peer group and considering BioTime’s overall performance during 2017. In the case of Dr. Patton, her base salary of $315,000 had recently been set when she was appointed as BioTime’s General Counsel during February 2017.

During February 2017, the OncoCyte Compensation Committee reviewed the base salaries of Mr. Annett. The OncoCyte Compensation Committee determined that during 2017 the base salary of Mr. Annett would increase from $380,000 to $400,000.

Bonuses

Bonuses may be earned by each executive officer based upon the achievement of personal goals established in the executive’s employment agreement, or based upon the personal performance of an executive in helping the company or a subsidiary attain its strategic objectives, as determined by the Compensation Committee. Because we are still conducting research and development, and have not attained profitability, the Compensation Committee has not set performance milestones based upon profit levels and return on equity as the basis for incentive compensation. Instead, the incentive awards have been tied to the achievement of company strategic goals and personal performance.

The Compensation Committee recommended that BioTime’s compensation philosophy should target company total cash compensation in the 50th percentile of the comparator peer group companies reflected in data considered by the Committee. To achieve this goal, the Compensation Committee set maximum bonus award levels for each executive based on market survey data of peer group companies provided by BioTime’s independent compensation consultant Barney & Barney, and then recommended that bonuses for 2017 be awarded, subject to that ceiling, based upon progress by BioTime and its subsidiaries in achieving corporate goals, with the performance of individual executives considered in making awards. The corporate goals were set within four categories:

●	Clinical Progress, meaning achievement of milestones in clinical trials and progress toward regulatory approval and commercialization of products in clinical development;

●	Strategic alignment, meaning management of product development in conjunction with participating third parties, including prioritization of programs to align with company strategy and resources;

●	Discipline, meaning assessment of market potential for new products, maintaining a high level of compliance with applicable regulations and internal controls over financial reporting, and improving internal processes and cost efficiencies; and

●	Simplification, meaning integrating operations with subsidiaries and efficient utilization of resources across product development programs.

The Compensation Committee assigned different weight to achievements in each of the four corporate goal categories as follows:

●	Clinical Progress—40%
●	Strategic Alignment—30%
●	Discipline—20%
●	Simplification—10%

The degree to which corporate goals were achieved was determined by the Compensation Committee based on a subjective evaluation, rather than quantitative factors, due to the nature of the goals, and the Compensation Committee also considered the extent to which the Company’s available financial resources imposed constraints and influenced prioritization decisions that impacted the attainment of goals. Certain achievements not in the original compensation goal profile were also considered, such as the organization and initial financing of a new subsidiary, AgeX Therapeutics, Inc., BioTime’s receipt of grant awards, capital raising, and changes to BioTime employee benefit plans that resulting in significant cost savings through an employee cost sharing approach.

Based on its evaluation, during March 2018, the Compensation Committee recommended and the Board of Directors approved the award of discretionary bonuses for 2017 to Aditya P. Mohanty, Russell L. Skibsted, and Stephana E. Patton in the amounts of $206,000, $108,000 and $80,000, respectively, which were below the bonus ceilings based on peer group data of $257,500 in the case of Mr. Mohanty, $129,780 in the case of Mr. Skibsted and $110,250 in the case of Dr. Patton. In addition, Michael D. West received a contracted bonus in the amount of $65,000, the details of which are described below.

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Funding for research is critical to our business. Under his employment agreement, Dr. West is entitled to receive an annual bonus equal to the lesser of (A) $65,000 or (B) the sum of 65% of Consulting Fees and 6.5% of non-dilutive grant funding (“Grant Funds”) we receive during each fiscal year; provided that (x) we obtained the grant that is the source of the Grant Funds during the term of his employment, (y) the grant that is the source of the Grant Funds is not a renewal, extension, modification, or novation of a grant (or a new grant to fund the continuation of a study funded by a prior grant from the same source) obtained by us prior to his employment, and (z) the grant that is the source of the Grant Funds was not obtained by us substantially through the efforts of any consultant or independent contractor compensated by us for obtaining the grant. Grant Funds means money actually paid to us during a fiscal year as a research grant by any federal or state government agency or any not for profit non-government organization, and expressly excludes (1) license fees, (2) royalties, (3) Consulting Fees, (4) capital contributions to us or any of our subsidiaries, or any joint venture of any kind (regardless of the legal entity through which the joint venture is conducted) to which we are a party, and (5) any other payments received by us from a business or commercial enterprise for research and development of products or technology pursuant to a contract or agreement for the commercial development of a product or technology. Consulting Fees means money we receive under a contract that entitles us to receive a cash fee for providing scientific and technical advice to third parties concerning stem cells. For 2017, Dr. West received a bonus of $65,000 based on BioTime’s receipt of Grant Funds.

Equity Awards

Our Equity Incentive Plan permits the award of (a) stock options, (b) shares of restricted stock, (c) stock appreciation rights through which executives may receive cash awards based upon the excess of the market price of our common shares over the strike price of the stock appreciation rights granted, and (d) restricted stock units (“RSUs”) through which an executive may receive common shares or cash payments upon the vesting of the units and satisfaction of any conditions of the award. The stock option plans of most BioTime subsidiaries also permit the grant or sale of restricted stock in lieu of granting stock options, and Asterias’ Equity Incentive Plan, which is modeled on our own, also permits the grant of stock appreciation rights and RSUs.

Stock options, RSUs and other stock based incentive awards, which we refer to generally as “Equity Awards,” are an important part of the compensation packages for BioTime’s employees, directors, and consultants. We strongly believe that attracting and retaining the services of employees, directors, and consultants depends in great measure upon the ability of BioTime and its subsidiaries to provide the kind of incentives that are derived from the ownership of stock and other Equity Awards which are offered by competing pharmaceutical development and bio-technology companies. This is especially true for us and our subsidiaries since the base compensation that we and our subsidiaries offer is often lower than the compensation packages offered by competing companies. For these reasons, most of our subsidiaries have adopted Equity Award plans with the approval of our Board of Directors, including our independent directors.

Our Equity Award programs are intended to align the long-term interests of executives with the interests of shareholders by offering potential gains if our stock price increases, and to provide incentives for employees to work towards the long-term success of BioTime and its subsidiaries by using vesting schedules over several years. In recent years we have used a combination of BioTime Equity Awards and subsidiary Equity Awards. In general, our Compensation Committee believes that we should begin to limit the grant of subsidiary Equity Awards in our smaller and less well established subsidiaries; In order to motivate those employees and to create incentives that are in the best interest of BioTime, we expect to primarily use BioTime Equity Awards, as opposed to subsidiary Equity Awards. However, we expect that our newly created subsidiary AgeX will grant Equity Awards to its executives and directors under its own equity incentive plan. Asterias and OncoCyte, which are more established publicly traded companies with their own compensation committees of independent directors, and Cell Cure Neurosciences Ltd. which is located in Israel, grant Equity Awards to their executives and directors under their own stock option or equity incentive plans. Because of the direct relationship between the value of a BioTime and subsidiary Equity Awards and the increased market price of our common shares after the grant date, we feel that Equity Awards will continue to be important to motivate our executive officers and employees to manage BioTime and its subsidiaries in a manner that is consistent with both the long-term interests of our shareholders and our business objectives.

In awarding stock options to executives for 2017 performance, the Compensation Committee took into consideration substantially the same factors that were used to determine cash bonus awards, with a range placed on each executive’s grant based on based on market survey data of peer group companies provided by Barney & Barney. In making the option grant to Dr. Patton consideration was also given to her assumption of the additional duties of Corporate Secretary and Chief Compliance Officer during 2017. During March 2018, the Board of Directors granted 250,000 stock options to Adi Mohanty, 150,000 stock options to Russell Skibsted, and 125,000 stock options to Stephana Patton. The numbers of options awarded were below or within the range of peer company group option grants based on market data provided by BioTime’s compensation consultant. Those ranges were 667,000 to 533,600 in the case of Mr. Mohanty, 360,000 to 288,000 in the case of Mr. Skibsted, and 139,200 to 116,000 in the case of Dr. Patton. Dr. West received from AgeX a grant of 660,000 stock options during October 2017 in recognition of his performance in the organization and financing of our new subsidiary, and as an incentive for future performance.

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Severance and Change of Control Payments

The employment agreements of our executive officers contain provisions entitling them to severance benefits in the event that an executive’s employment is terminated by us without “cause”, or in certain cases an executive terminates employment for “Good Reason”, or following a “Change of Control” of BioTime.

If we terminate the employment of Dr. West, Mr. Mohanty, or Mr. Skibsted without “cause” as defined in their respective employment agreements, the terminated executive will be entitled to severance benefits. The severance benefits payable to Dr. West will be payment of twelve months base salary, and 100% of his then unvested stock options granted by BioTime and its subsidiaries will vest. However, if Dr. West’s employment is terminated without “cause” within twelve months following a “Change of Control,” he will be entitled to twelve months base salary, and 100% of his then unvested BioTime options will vest. The severance benefits payable to Mr. Mohanty will be payment of six months base salary and 50% of his then unvested stock options will vest. However, if a termination of Mr. Mohanty’s employment without “cause” occurs within twelve months following a “Change of Control,” he will be entitled to either (1) four months base salary if he has been employed by us less than two years, or (2) if he has been employed by us for two or more years, twelve months base salary and 100% of his then unvested BioTime stock options will vest. If we terminate Mr. Skibsted’s employment without “cause,” the severance benefits will be payment of six months base salary and his then unvested stock options will vest. In addition, for a period of six months we will pay any health insurance benefits that Mr. Skibsted was receiving at the time of termination of his employment under a BioTime employee health insurance plan subject to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). However, if the termination of Mr. Skibsted’s employment without “cause” occurs within twelve months following a “Change of Control”, and he has been employed by us for two or more years, his severance benefits will include twelve months base salary. If we terminate Dr. Patton’s employment without “cause,” the severance benefits will be either (1) three months base salary if she has been employed by us less than one year, or (2) six months base salary if she has been employed by us for more than one year. However, if a termination of Dr. Patton’s employment without “cause” occurs within one year following a “Change of Control,” she will be entitled to either (1) three months base salary and 50% of her then unvested BioTime stock options will vest if she has been employed by us less than one year, or (2) six months base salary and 100% of her then unvested BioTime stock options will vest if he has been employed by us for two or more years. Cash severance compensation may be paid in a lump sum or, at our election, in installments consistent with the payment of the executive’s salary while employed by us. In order to receive the severance benefits, the executive must execute a general release of all claims against BioTime and must return all BioTime property in the executive’s possession and the executive must resign from our Board and from the board of directors all BioTime subsidiaries on which the executive served.

“Change of Control” means (A) the acquisition of our voting securities by a person or an Affiliated Group entitling the holder to elect a majority of our directors; provided, that an increase in the amount of voting securities held by a person or Affiliated Group who on the date of the Employment Agreement beneficially owned (as defined in Section 13(d) of the Exchange Act, and the regulations thereunder) more than 10% of our voting securities shall not constitute a Change of Control; and provided, further, that an acquisition of voting securities by one or more persons acting as an underwriter in connection with a sale or distribution of voting securities shall not constitute a Change of Control, (B) the sale of all or substantially all of our assets; or (C) a merger or consolidation in which we merge or consolidate into another corporation or entity in which our shareholders immediately before the merger or consolidation do not own, in the aggregate, voting securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity). A Change of Control shall not be deemed to have occurred if all of the persons acquiring our voting securities or assets, or merging or consolidating with us, are one or more of our direct or indirect subsidiaries or parent corporations. “Affiliated Group” means (A) a person and one or more other persons in control of, controlled by, or under common control with, such person; and (B) two or more persons who, by written agreement among them, act in concert to acquire voting securities entitling them to elect a majority of our directors. “Person” includes both people and entities.

“Good Reason” means (A) a diminution in executive’s base salary; (B) a material change in geographic location at which executive must perform services; (C) any material failure of our successors after a Change of Control to perform, or causing us not to perform, our obligations under the executive’s employment agreement; (D) any action or inaction by us that constitutes a material breach of the terms of the executive’s employment agreement; or (E) any other material adverse change in executive’s duties, authorities, responsibilities, or reporting.

2017 Compensation

The following tables show certain information relating to the compensation of each of our Co-Chief Executive Officers and our Chief Financial Officer, and our General Counsel, Corporate Secretary and Chief Compliance Officer, and the President and Chief Executive Officer of our former subsidiary OncoCyte who were our only other executive officer whose compensation exceeded $100,000 during 2017, and who are collectively referred to as the “Named Executive Officers.” BioTime deconsolidated OncoCyte during February 2017 when BioTime’s ownership of the outstanding common stock of OncoCyte declined below 50%. As OncoCyte is no longer a BioTime subsidiary, we no longer consider William Annett to be an executive officer of BioTime.

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SUMMARY COMPENSATION TABLE

Name and principal Position	Year	Salary	Bonus		Option Awards (1)		Stock Awards (1)		All other compensation (2)		Total
Michael D. West	2017	$680,315	$65,000	(3)	$865,720	(4)	$-		$13,500		$1,624,535
Co-Chief Executive	2016	$680,315	$65,000	(3)	$321,303	(4)	$74,000	(5)	$13,250		$1,153,868
Officer	2015	$680,315	$65,000	(3)	$654,771	(4)	$-		$38,250	(6)	$1,438,336

Aditya P. Mohanty	2017	$511,423	$206,000	(3)	$1,135,467	(8)	$-		$13,500		$1,866,390
Co-Chief Executive	2016	$500,000	$250,000	(3)	$688,507	(8)	$222,000	(5)	$13,250		$1,673,757
Officer(7)	2015	$460,417	$250,000	(3)	$-		$-		$13,250		$723,667

Russell L. Skibsted	2017	$368,225	$108,000	(3)	$433,036	(9)	$-		$13,500		$922,761
Chief Financial Officer	2016	$360,000	$120,000	(3)	$98,117	(9)	$-		$13,250		$591,367
	2015	$45,000	$8,630	(3)	$899,316	(10)	$-		$1,500		$954,446

Stephana E. Patton(11)	2017	$284,711	$80,000	(3)	$432,500	(11)	$-		$13,500		$810,711
General Counsel,
Corporate Secretary and
Chief Compliance Officer

William Annett(12)	2017	$51,154	$-		$601,650	(12)	$-		$2,046		$608,850
President and Chief	2016	$380,000	$171,000		$481,518	(12)	$-		$12,108		$1,044,627
Executive Officer of	2015	$173,333	$93,333		$957,347	(13)	$-		$21,262	(14)	$1,245,275
OncoCyte Corporation

(1)	Stock options and RSUs must be reported here at the aggregate grant date fair value, as if all options and RSUs were fully vested and exercisable at the date of grant, even if the options or RSUs are subject to vesting over time. We use the Black-Scholes-Merton Pricing Model to compute option fair values. For options and RSUs granted during 2016 or 2015, one quarter of the options vested upon completion of 12 full months of continuous employment of the executive measured from the date of grant, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment of the executive.

(2)	Except as otherwise indicated below, “all other compensation” consists of employer contributions to the executive’s account under the BioTime 401(k) plan

(3)	As a result of BioTime receiving certain research grants, Dr. West earned bonuses of $65,000 during 2017, 2016, and 2015 under the terms of his employment agreement. For 2017, 2016, and 2015, respectively, the following annual discretionary bonuses were awarded to the executives named in the table: Mr. Mohanty received $206,000 for 2017 and $250,00 in each year for 2016 and 2015; Mr. Skibsted received $108,000 for 2017, $120,000 for 2016 and $8,360 for 2015; Dr. Patton received $80,000 for 2017. Mr. Mohanty’s 2015 bonus consisted of $50,000 in cash and 67,567 fully vested common shares valued at $200,000 under the Equity Incentive Plan. An annual bonus may be awarded to an executive officer based upon the performance of the executive, as determined by the Board of Directors upon recommendation of the Compensation Committee.

(4)	Dr. West received 660,000 options during 2017 from AgeX. which were valued using the following variables: a stock price and exercise price of $2.00, expected term of 5.77 – 5.87 years, volatility of 74.80% - 74.92%, and risk free rates of 2.03% - 2.04% based on the U.S. Treasury rates in effect during the corresponding period of grant. Dr. West received from BioTime 175,000 and 200,00 options during 2016 and 2015, respectively, which were valued using the following variables: for 2016 a stock price and exercise price of $3.22, expected term of 6.08 years, volatility of 61.63%, and a risk free rate of 1.30% based on the U.S. Treasury rates in effect during the corresponding period of grant; for 2015 a stock price and exercise price of $3.51, expected term of 6.08 years, volatility of 64.69%, and a risk free rate of 1.90% based on the U.S. Treasury rates in effect during the corresponding period of grant. Dr. West received 20,000 options in 2015 from Asterias which were valued using the following variables: a stock price of $3.85, exercise price of $3.90, expected term of 6.08 years, volatility of 78.38%, and a risk free rate of 1.685% based on the U.S. Treasury rates in effect during the corresponding period of grant. Dr. Dr. West received 125,000 options during 2015 from OncoCyte which were valued using the following variables: a stock price and exercise price of $2.20, expected term of 6.08 years, volatility of 74.86%, and a risk free rate of 1.60% based on the U.S. Treasury rates in effect during the corresponding period of grant.

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(5)	Dr. West and Mr. Mohanty received 25,000 and 75,000 RSUs, respectively, in 2016. The RSUs were subject to time-based vesting but must be reported here at the aggregate grant date fair value, as if the RSUs were fully vested and exercisable at the date of grant. Each RSU represents a contingent right to receive one share of BioTime common stock. One quarter of the unvested RSUs granted to Dr. West and Mr. Mohanty vested during April 2017.

(6)	Other compensation includes payments of $25,000 in 2015 as a director of LifeMap Sciences, Inc. and employer contributions of $13,500 in 2017 and $13,250 each in 2016 and 2015 to his 401(k) plan.

(7)	Mr. Mohanty was appointed as BioTime’s Chief Operating Officer effective December 29, 2014. On October 19, 2015, he was appointed to serve as Co-Chief Executive Officer.

(8)	In 2017 and 2016 Mr. Mohanty received 660,000 and 375,000 BioTime options, respectively, which were valued using the following variables: for 2017 a stock price and exercise price of $3.16, expected term of 5.86 – 6.81 years, volatility of 59.16% – 59.60%, and risk free rates of 1.81% - 1.92% based on the U.S. Treasury rates in effect during the corresponding period of grant; and for 2016 a stock price and exercise price of $3.22, expected term of 6.08 years, volatility of 61.63%, and a risk free rate of 1.30% based on the U.S. Treasury rates in effect during the corresponding period of grant.

(9)	In 2017 and 2016, Mr. Skibsted received 250,000 and 50,000 BioTime options, respectively, which were valued using the following variables: for 2017 a stock price and exercise price of $3.16, expected term of 5.78 – 6.49 years, volatility of 58.34% – 59.45%, and risk free rates of 1.80% to 1.88% based on the U.S. Treasury rates in effect during the corresponding period of grant; and for 2016 a stock price and exercise price of $3.49, expected term of 6.08 years, volatility of 60.42%, and a risk free rate of 1.36% based on the U.S. Treasury rates in effect during the corresponding period of grant.

(10)	Mr. Skibsted was appointed as BioTime’s Chief Financial Officer during November 2015. Under his employment agreement, Mr. Skibsted was awarded 450,000 options which were valued using the following variables: a stock price and exercise price of $3.36, expected term of 6.08 years, volatility of 64.33%, and a risk free rate of 1.75% based on the U.S. Treasury rates in effect during the corresponding period of grant.

(11)	Dr. Patton became BioTime’s General Counsel in February 2017. Under her employment agreement, Dr. Patton was awarded 250,000 options which were valued using the following variables: a stock price and exercise price of $3.05, expected term of 6.08 years, volatility of 59.83%, and a risk free rate of 2.03% based on the U.S. Treasury rates in effect during the corresponding period of grant.

(12)	In 2017 and 2016 Mr. Annett received 225,000 and 250,000 OncoCyte options exercisable at a per share price of $4.70 and $3.06, respectively. The compensation shown in this table was paid by OncoCyte. BioTime deconsolidated OncoCyte in February 2017.

(13)	Upon appointment as OncoCyte’s President and Chief Executive Officer, Mr. Annett was granted 605,000 OncoCyte options upon exercisable at an exercise price of $2.20 per share of which 5,000 options vested on the date of grant. In July 2015, Mr. Annett received 50,000 BioTime options which were valued using the following variables: a stock price and exercise price of $3.51 expected term of 6.08 years, volatility of 64.69%, and a risk free rate of 1.90% based on the U.S. Treasury rates in effect during the corresponding period of grant.

(14)	Other compensation also includes 10,000 OncoCyte options, with a fair market value of $13,262, granted as partial compensation for serving on the OncoCyte Board of Directors of which 5,000 stock options were forfeited before Mr. Annett was appointed OncoCyte’s President and Chief Executive Officer.

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Co-Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Aditya P. Mohanty (our “Co-Chief Executive Officer”), We chose to illustrate the most highly compensated of our Co-Chief Executive Officers in 2017 for purposes of this calculation. Our independent compensation consultants assisted us in the calculation of this ratio.

For 2017, our last completed fiscal year:

●	The median of the annual total compensation of all employees of our company (other than the Co-Chief Executive Officers) was $133,271 and

●	The annual total compensation of Mr. Mohanty, as reported in the Summary Compensation Table included elsewhere within this Proxy Statement was $1,866,390.

●	Based on this information, for 2017 the ratio of the annual total compensation of our Co-Chief Executive Officer to the median of the annual total compensation of all employees (“Co-Chief Executive Officer Pay Ratio”) was reasonably estimated to be 14 to 1.

To calculate the Co-Chief Executive Officer Pay Ratio we must identity the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Co-Chief Executive Officer. To these ends, we took the following steps:

●	We determined that, as of December 31, 2017, our employee population consisted of approximately 95 individuals. This population consisted of our full-time, part-time, and temporary employees.

●	We used a consistently applied compensation measure to identify our median employee of comparing the amount of gross earnings paid in 2017. We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. For individuals hired after January 1, 2017 that were included in the employee population, we calculated these compensation elements on an annualized basis. We did not make any cost of living adjustments in identifying the median employee.

●	After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2017 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $133,217. With respect to the annual total compensation of our Co-Chief Executive Officer, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement.

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Grants of Plan-Based Awards

The following table sets forth information regarding Equity Awards granted by BioTime under the Equity Incentive Plan, and Equity Awards granted by our subsidiaries under their Equity Award plans (as footnoted below) to our Named Executive Officers during the year ended December 31, 2017.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#) (1)		Exercise or Base Price of Option Awards ($/share) (2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Michael D. West	10/10/17	660,000	(4)	$2.00	-	$865,646

Aditya P. Mohanty	06/06/17	650,000	(5)	$3.16	-	$1,135,467

Russell L. Skibsted	06/06/17	250,000	(6)	$3.16	-	$433,036

Stephana E. Patton (6)	02/06/17	250,000	(7)	$3.05	-	$432,500

William Annett	02/17/17	225,000	(8)	$4.70	-	$601,650

(1)	All of the stock options have ten-year terms. Except as otherwise noted one quarter of the options will vest upon completion of 12 full months of continuous employment measured from the date of grant, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment.

(2)	Fair market values of subsidiary stock were determined by the respective boards of directors of the subsidiaries based on independent valuations or other factors.

(3)	The options must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant even though the options are subject to vesting over time. We use the Black-Scholes-Merton Pricing Model to compute option fair values.

(4)	The options were granted under AgeX’s Equity Incentive Plan. The variables used to compute the option values were: a stock price and exercise price of $2.00 expected term of 5.85 years, volatility of 74.78%, and a risk free rate of 2.07% based on the U.S. Treasury rates in effect during the corresponding period of grant. One third of the of the options will vest upon completion of 12 full months of continuous employment measured from the date of grant, and the balance of the options vest in 24 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of BioTime or AgeX.

(5)	The options were granted under BioTime’s Equity Incentive Plan. The variables used to compute the option values were: a stock price and exercise price of $3.16, expected term of 5.86 – 6.81 years, volatility of 59.16% – 59.60%, and risk free rates of 1.81% - 1.92% based on the U.S. Treasury rates in effect during the corresponding period of grant.

(6)	The options were granted under BioTime’s Equity Incentive Plan. The variables used to compute the option values were: a stock price and exercise price of $3.16, expected term of 5.78 – 6.49 years, volatility of 58.34% – 59.45%, and a risk free rates of 1.80% - 1.88% based on the U.S. Treasury rates in effect during the corresponding period of grant.

(7)	The options were granted under BioTime’s Equity Incentive Plan. The variables used to compute the option values were: a stock price and exercise price of $3.05, expected term of 6.08 years, volatility of 59.83%, and a risk free rate of 2.03% based on the U.S. Treasury rates in effect during the corresponding period of grant.

(8)	The options were granted under OncoCyte’s Stock Option Plan. The variables used to compute the option values were: stock price and exercise price of $4.70 expected term of 6.08 years, volatility of 56.44%, and a risk free rate of 2.08% based on the U.S. Treasury rates in effect during the corresponding period of grant. BioTime deconsolidated OncoCyte in February 2017.

Stock Options Outstanding at Year End

The following table summarizes certain information concerning BioTime stock options and options to purchase common stock or ordinary shares in certain BioTime subsidiaries granted under the subsidiary stock option plans (as footnoted below), and held as of December 31, 2017 by our Named Executive Officers.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

BioTime and Subsidiary Option and Stock Awards

Name	Stock Option Plan Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested		Market Value of Shares or Units of Stock that have Not Vested
Michael D. West	BioTime, Inc. Equity Incentive Plan	72,916	102,084	(1)	$3.22	April 6, 2026	-		-
		137,500	62,500	(2)	$3.51	July 9, 2025	-		-
		187,500	12,500	(3)	$3.51	March 19, 2021	-		-
		200,000	-		$4.22	February 19, 2020	-		-
		-	-		-	-	15,625	(4)	$33,594

	AgeX Therapeutics, Inc. Equity Incentive Plan	-	660,000	(5)	$2.00	October 9, 2027	-		-

	Asterias Biotherapeutics, Inc. Equity Incentive Plan	14,166	5,834	(6)	$3.90	February 12, 2025	-		-
		100,000	-		$2.34	March 9, 2020	-		-

	BioTime Asia, Limited 2011 Stock Option Plan	200	-		$0.01	December 28, 2020	-		-

	LifeMap Sciences, Inc. 2011 Stock Option Plan	99,140	-		$1.75	September 30, 2020	-		-
		44,642	-		$0.50	March 28, 2018	-		-

	OncoCyte Corporation 2011 Stock Option Plan	91,145	33,855	(7)	$2.20	January 8, 2025	-		-
		250,000	-		$1.34	December 28, 2020	-		-

	OrthoCyte Corporation 2010 Stock Option Plan	500,000	-		$0.05	December 28, 2020	-		-

	ReCyte Therapeutics, Inc. 2011 Stock Option Plan	500,000	-		$2.05	December 28, 2020	-		-

Aditya P. Mohanty	BioTime, Inc. Equity Incentive Plan	-	650,000	(8)	$3.16	June 5, 2027	-		-
		156,250	218,750	(9)	$3.22	April 6, 2026	-		-
		506,250	168,750	(10)	$3.78	December 28, 2024	-		-
		-	-		-	-	46,875	(4)	$100,781

Russell L. Skibsted	BioTime, Inc. Equity Incentive Plan	-	250,000	(8)	$3.16	June 5, 2027	-		-
		15,625	34,375	(11)	$3.49	September 7, 2026	-		-
		234,375	215,625	(12)	$3.36	November 15, 2025	-		-

Stephana E. Patton	BioTime, Inc. Equity Incentive Plan	-	250,000	(13)	$3.05	February 5, 2027	-		-

William Annett	BioTime, Inc. Equity Incentive Plan	31,250	18,750	(14)	$3.51	July 9, 2025	-		-

	OncoCyte Corporation Stock Option Plan	-	225,000	(15)	$4.70	February 16, 2027	-		-
		114,583	135,417	(16)	$3.06	February 15, 2026	-		-
		375,000	225,000	(17)	$2.20	June 15, 2025	-		-
		5,000	-		$2.20	June 15, 2025	-		-
		5,000	-		$2.20	January 8, 2025	-		-

(1)	One quarter of the options vested upon completion of 12 full months of continuous employment by BioTime, measured from the date of grant, April 7, 2016, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of BioTime.

(2)	One quarter of the options vested upon completion of 12 full months of continuous employment by BioTime, measured from the date of grant, July 10, 2015, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of BioTime.

(3)	These options become exercisable in 48 equal monthly installments from the date of grant, March 20, 2014, based upon the completion of each month of continuous service as an employee or director of BioTime

(4)	The RSUs were granted under BioTime’s Equity Incentive Plan on April 11, 2016, at which time the closing price on the NYSE American was $2.96 per share. None of the RSUs vested during 2016. The RSUs are subject to time-based vesting over a 4 year period with the first 25% vesting on the first anniversary date and the remainder vesting in equal quarterly installment over the remaining 3 years but must be reported here at the aggregate grant date fair value, as if the RSUs were fully vested and exercisable at the date of grant. Each RSU represents a contingent right to receive one of BioTime common share.

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(5)	One third of the options vested upon completion of 12 full months of continuous service as an employee or director of BioTime or AgeX, measured from the date of grant, October 10, 2017, and the balance of the options vest in 24 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of BioTime or AgeX.

(6)	One quarter of the options vested upon completion of 12 full months of continuous service as an employee or director of BioTime or Asterias, measured from the date of grant, February 13, 2015, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of Asterias.

(7)	The options vest over a period of 48 months from the date of grant, January 9, 2015.

(8)	Options were granted on June 6, 2017. One quarter of the options vested upon continuous employment by BioTime on February 1, 2018 and the balance of the options vest in 36 equal monthly installments thereafter, based upon the completion of each month of continuous employment by BioTime, or in the case for Mr. Mohanty, remaining an employee or director of BioTime.

(9)	One quarter of the options vested upon completion of 12 full months of continuous employment by BioTime, measured from the date of grant, April 7, 2016, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment by BioTime, or in case of Mr. Mohanty, remaining an employee or director of BioTime.

(10)	These options vest in 48 equal monthly installments from the date of grant, December 29, 2014, based upon the completion of each month of continuous service as an employee or director of BioTime.

(11)	One quarter of the options will vest upon completion of 12 full months of continuous employment by BioTime measured from the date of grant, September 8, 2016, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment by BioTime.

(12)	One quarter of the options vested upon completion of 12 full months of continuous employment by BioTime measured from the date of grant, November 16, 2015, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment by BioTime.

(13)	One quarter of the options vested upon completion of 12 full months of continuous employment by BioTime measured from the date of grant, February 6, 2017, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment by BioTime.

(14)	One quarter of the options vested upon completion of 12 full months of continuous employment by BioTime or OncoCyte, measured from the date of grant, July 10, 2015, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of BioTime or OncoCyte.

(15)	One quarter of the options vested upon completion of 12 full months of continuous employment by OncoCyte measured from the date of grant, February 17, 2017, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of OncoCyte.

(16)	One quarter of the options vested upon completion of 12 full months of continuous employment by OncoCyte measured from the date of grant, February 16, 2016, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of OncoCyte.

(17)	One quarter of the options vested upon completion of 12 full months of continuous employment by OncoCyte measured from the date of grant, June 15, 2015, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of OncoCyte.

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Options Exercised and Stock Based Awards Vested

The following table presents certain information concerning the exercise of stock options by our Named Executive Officers and vesting of restricted stock or RSUs held by our Named Executive Officers during the fiscal year ended December 31, 2017.

OPTION EXERCISES AND STOCK VESTED

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
Michael D. West	-	-	9,375	$30,031
Aditya P. Mohanty	-	-	28,125	$90,094

(1)	Represents the number of vested RSUs multiplied by the market value of the underlying common stock on the applicable vesting dates.

Potential Payments Upon Termination or Change in Control

As discussed above, the terms of the employment agreements of our Named Executive Officers entitle them to receive severance payments upon termination of their employment without “cause” or following a “change of control” of BioTime or in the case of Mr. Annett, without “cause” or for “good reason” following a change of control of OncoCyte. The table below summarizes the potential severance payments under the individual employment agreements for those executive officers if a termination without “cause” or a change of control event occurred on December 31, 2017.

Officer and Position	Benefit	Before Change in Control Termination w/o Cause (1)	After Change of Control Termination w/o Cause
Michael D. West, Co-Chief Executive Officer	Cash Payment(1)	$340,158	$680,315
	Equity Award Vesting(2)	41,448	82,896

Aditya P. Mohanty, Co-Chief Executive Officer	Cash Payment(1)	$264,865	$529,731
	Equity Award Vesting(2)	-	-

Russell L. Skibsted, Chief Financial Officer	Cash Payment(1)	$198,996	$384,396
	Equity Award Vesting(2)	-	-

Stephana E. Patton, General Counsel, Corporate Secretary and Chief Compliance Officer	Cash Payment(1)	$78,750	$78,750
	Equity Award Vesting(2)	-	-

William Annett, President and Chief Executive Officer of OncoCyte(3)	Cash Payment(1)	$215,462	$430,923
	Equity Award Vesting(4)	784,584	784,584

(1)	Amounts represent lump sum severance payments that could be paid to the executive officer under such executive’s employment agreement as of December 31, 2017.

(2)	The total estimated net fair value of all unvested options, RSUs and restricted stock represents the closing price of the shares on the NYSE American on December 31, 2017, less, in the case of options, the exercise price of options multiplied by the number of unvested options. The exercise price of certain unvested options is greater than the closing stock price on December 31, 2017, which results in a negative net fair value of those unvested options. Therefore, the net estimated fair value of those unvested options are zero for purposes of this presentation.

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(3)	The potential payments upon termination without cause before and after change of control for Mr. Annett are based on his compensation as of February 16, 2017 at which time our ownership percentage in OncoCyte fell below 50% and it ceased to be a consolidating subsidiary of BioTime

(4)	Equity Award vesting amounts pertain to unvested shares of OncoCyte Stock options valued at the closing price of $4.65 per share on the NYSE American on February 16, 2017, when OncoCyte ceased to be a consolidated subsidiary of BioTime. The exercise price of certain unvested options are greater than the closing stock price on February 16, 2017, which results in a negative net fair value of those unvested options. Therefore, the net estimated fair value of those unvested options is zero for purposes of this presentation.

Other Compensation Plans

We do not have any pension plans, defined benefit plans, or non-qualified deferred compensation plans. We do make contributions to 401(k) plan accounts for participating executive officers and other employees.

Consideration of Shareholder Advisory Vote on Executive Compensation

The results of our advisory vote on executive compensation at our 2017 Annual Meeting of Shareholders showed that more than 57.64% of the shares that voted approved the compensation we provided to our “Named Executive Officers” during 2016. Our Compensation Committee is pleased that our shareholders have expressed satisfaction with the Committee’s compensation decisions. The Compensation Committee has continued to follow an annual raise guideline of 3% as recommended by the compensation consultant retained by the Compensation Committee. A pool of funds based upon 3% of the current annual wages was distributed among BioTime employees based upon annual performance assessments. The actual percentage raise to each executive or other employee sometimes differed based upon their individual performance, and a 7% raise guideline has been implemented for our subsidiary Cell Cure Neurosciences, Ltd. Overall, these amounts are consistent with the Compensation Committee recommendation that BioTime’s compensation philosophy should put company total cash compensation in the 50th percentile of the comparator peer group companies reflected in data considered by the Compensation Committee.

Risk Considerations and Recoupment Policies

The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. Our executive compensation arrangements include a fixed salary that provides a steady income so that executives do not feel pressured to focus exclusively on stock price performance or short term financial targets to the detriment of our long-term operational and strategic objectives. We supplement fixed salaries with discretionary bonus awards based on the executive’s performance as well as the performance of BioTime and its subsidiaries, and, under the employment agreement of one of our Named Executives, bonus awards based on BioTime’s receipt of research grant funding. The BioTime stock options and RSUs that we have granted to our executive officers under the Equity Incentive Plan vest over four years, assuring that the executives take a long-term perspective in viewing their equity ownership. AgeX has granted stock options under its Equity Incentive Plan to executives that vest over three years.

Because BioTime has not adopted compensation plans, or made incentive awards, based on quantified financial performance measures, we have not adopted specific policies regarding the adjustment or recovery of awards or payments if the relevant performance measures are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. We may adopt such policies, however, if we adopt incentive compensation plans or grant incentive bonuses based on financial performance measures or if we are required to do by the rules of any national securities exchange or interdealer quotation system on which our common shares or other equity securities are listed.

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Tax Considerations

Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation that a company can deduct in any one year for compensation paid to its chief executive officer and the three most highly-compensated executive officers employed by the company at the end of the year, other than the company’s chief financial officer. The 2017 Tax Cuts and Jobs Act (the “Tax Cuts Act”) eliminated provisions of Section 162(m) that excluded performance based compensation from the $1 million deduction limit. Compensation based on BioTime’s stock option awards made prior to November 2, 2017 and documented by a written stock option agreement may still qualify as deductible performance based compensation provided that the stock option is not materially modified or renewed after that date, but stock options and other Equity Awards granted after that date t will not be excluded from the $1 million limit on tax deductibility. The Compensation Committee has never awarded cash compensation, in the form of salary and bonuses, in excess of the $1 million limit Notwithstanding the foregoing, we may elect to pay compensation to executive officers that may not be fully deductible if we believe that is necessary to attract, retain and reward high-performing executives.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of March 16, 2018 concerning beneficial ownership of common shares by each shareholder known by us to be the beneficial owner of 5% or more of our common shares. Information concerning certain beneficial owners of more than 5% of the common shares is based upon information disclosed by such owners in their reports on Schedule 13D or Schedule 13G.

Security Ownership of Certain Beneficial Owners

	Number of Shares	Percent of Total
Neal C. Bradsher(1) Broadwood Partners, L.P. Broadwood Capital, Inc. 724 Fifth Avenue, 9th Floor New York, NY 10019	30,179,469	23.8%

Alfred D. Kingsley(2) Greenbelt Corp. Greenway Partners, L.P. 150 E. 57th Street New York, NY 10022	7,127,752	5.6%

(1)	Includes 29,971,561 shares owned by Broadwood Partners, L.P., 50,000 shares that Broadwood Partners, L.P. may acquire from another shareholder upon the exercise of an option, 62,908 shares owned by Neal C. Bradsher, and 95,000 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 5,000 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

(2)	Includes 1,043,346 shares presently owned by Greenbelt Corp, 375,351 shares owned by Greenway Partners, L.P., 5,471,555 shares owned solely by Alfred D. Kingsley, and 237,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 12,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley controls Greenbelt Corp. and Greenway Partners, L.P. and may be deemed to beneficially own the shares that Greenbelt Corp. and Greenway Partners, L.P. own. Mr. Kingsley beneficially owns 9.8% of the outstanding shares of common stock of BioTime’s subsidiary LifeMap Sciences Inc., including 523,810 shares owned by Mr. Kingsley and 1,047,620 shares owned by Greenway Partners, L.P., and 122,071 shares that may be acquired upon the exercise of certain stock options that are presently exercisable. Mr. Kingsley currently has options to purchase common shares or ordinary shares of certain other BioTime subsidiaries, which are presently exercisable or may become exercisable within 60 days, and if exercised would entitle him to acquire: 1.3% of the outstanding shares of BioTime Asia; 1.2% of the outstanding shares of OrthoCyte Corporation; and less than 1% of the outstanding shares of other subsidiaries.

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Security Ownership of Management

The following table sets forth information as of March 16, 2018 concerning beneficial ownership of common shares known by us by each member of the Board of Directors, all Named Executive Officers, and all executive officers and directors as a group.

	Number of Shares	Percent of Total
Neal C. Bradsher(1)	30,179,469	23.8%

Alfred D. Kingsley(2)	7,127,752	5.6%

Michael D. West(3)	1,535,756	1.2%

Aditya P. Mohanty(4)	862,580	*

Russell L. Skibsted(5)	304,083	*

Stephana E. Patton(6)	85,625	*

Stephen C. Farrell(7)	212,450	*

Deborah Andrews(8)	103,396	*

David Schlachet(9)	127,050	*

Michael H. Mulroy(10)	107,550	*

Angus C. Russell(10)	142,500	*

Cavan Redmond(11)	15,000	*

William Annett(12)	36,458	*

All executive officers and directors as a group (13 persons)(13)	40,839,669	31.5%

* Less than 1%

(1)	Includes 29,971,561 shares owned by Broadwood Partners, L.P., 50,000 shares that Broadwood Partners, L.P. may acquire from another shareholder upon the exercise of an option, 62,908 shares owned by Neal C. Bradsher, and 95,000 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 5,000 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

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(2)	Includes 1,043,346 shares presently owned by Greenbelt Corp, 375,351 shares owned by Greenway Partners, L.P., 5,471,555 shares owned solely by Alfred D. Kingsley, and 237,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 12,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley controls Greenbelt Corp. and Greenway Partners, L.P. and may be deemed to beneficially own the shares that Greenbelt Corp. and Greenway Partners, L.P. own. Mr. Kingsley beneficially owns 9.8% of the outstanding shares of common stock of BioTime’s subsidiary LifeMap Sciences Inc., including 523,810 shares owned by Mr. Kingsley and 1,047,620 shares owned by Greenway Partners, L.P., and 122,071 shares that may be acquired upon the exercise of certain stock options that are presently exercisable. Mr. Kingsley currently has options to purchase common shares or ordinary shares of certain BioTime subsidiaries, which are presently exercisable or may become exercisable within 60 days, and if exercised would entitle him to acquire: 1.3% of the outstanding shares of BioTime Asia; 1.2% of the outstanding shares of OrthoCyte Corporation; and less than 1% of the outstanding shares of other subsidiaries.

(3)	Includes 1,563 RSUs that will vest within 60 days, 649,478 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 12,500 RSUs that will not vest within the next 60 days and 125,522 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Dr. West currently has options to purchase common shares or ordinary shares of certain BioTime subsidiaries, which are presently exercisable or may become exercisable within 60 days, and if exercised would entitle Dr. West to acquire: 2.6% of the outstanding shares of BioTime Asia; 2.3% of the outstanding shares of OrthoCyte Corporation; 1.9% of the outstanding shares of ReCyte Therapeutics, Inc., and less than 1% of the outstanding shares of other subsidiaries.

(4)	Includes 4,688 RSUs that will vest within 60 days, 757,812 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 37,500 RSUs that will not vest within the next 60 days and 942,188 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(5)	Includes 302,083 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 447,917 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days

(6)	Includes 78,125 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 171,875 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(7)	Includes 115,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(8)	Includes 95,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(9)	Includes 95,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Schlachet currently has options to purchase ordinary shares of Cell Cure, one of BioTime subsidiaries, which are presently exercisable or may become exercisable within 60 days, and if exercised would entitle Mr. Schlachet to less than 1% of the outstanding shares of Cell Cure.

(10)	Includes 75,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(11)	Includes 15,000 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 45,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

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(12)	Includes 36,458 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 13,542 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(13)	Includes 50,000 shares that may be acquired upon the exercise of certain private options, 6,251 shares issuable upon the vesting of RSUs that vest within 60 days, and 2,626,456 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 50,000 RSUs that will not vest within 60 days and 1,788,544 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and will not become exercisable within 60 days.

Certain Relationships and Related Transactions

Since July 1, 2009, Alfred D. Kingsley has made available to us the use of approximately 900 square feet of office space in New York City. We pay the office building owner $5,050 per month for the use of the space.

During February 2017, certain investors who held OncoCyte common stock purchase warrants, including Broadwood, entered into Warrant Exercise Agreements pursuant to which they exercised some of their warrants, and purchased OncoCyte common stock earlier than the expiration date of the warrants. Under the Warrant Exercise Agreements, OncoCyte issued new warrants to those investors. Broadwood exercised 425,000 warrants and was issued 212,500 new OncoCyte warrants with exercise of $3.25 per warrant share in addition to the 425,000 shares of OncoCyte common stock purchased through the exercise of the warrants. The new OncoCyte warrants are exercisable at any time for five years from the date of issue.

During August 2017, Mr. Kingsley acquired 200,000 AgeX shares for $2.00 per share paid in cash as part of a private offering of shares by AgeX to institutional and private investors. During August 2017, Mr. Kingsley acquired an additional 421,500 AgeX shares valued at $2.00 per share from BioTime in exchange for 300,000 BioTime common shares owned by Mr. Kingsley valued at $2.81 per share. In connection with its acquisition of the AgeX shares sold to Mr. Kingsley, BioTime sold 300,000 BioTime common shares to an unaffiliated and existing BioTime investor also for $2.81 per share. The BioTime common shares received from Mr. Kingsley were immediately retired as authorized but unissued shares.

Shared Facilities and Services Agreement with OncoCyte and Asterias

During 2017, we invoiced OncoCyte $1,600,000 for certain “Use Fees” and other charges under the terms of a Shared Facilities and Services Agreement (the “Shared Facilities Agreement”) between BioTime and OncoCyte. Under the Shared Facilities Agreement, BioTime allows OncoCyte to use BioTime’s premises and equipment located at Alameda, California for the sole purpose of conducting business. BioTime also provides accounting, billing, bookkeeping, payroll, treasury, payment of accounts payable, and other similar administrative services to OncoCyte. BioTime may also provide the services of attorneys, accountants, and other professionals who may also provide professional services to BioTime and its other subsidiaries. BioTime also has provided OncoCyte with the services of laboratory and research personnel, including BioTime employees and contractors, for the performance of research and development work for OncoCyte at the premises.

BioTime charges OncoCyte a “Use Fee” for services provided and usage of BioTime facilities, equipment, and supplies. For each billing period, BioTime prorates and allocates to OncoCyte costs incurred, including costs for services of BioTime employees and use of equipment, insurance, leased space, professional services, software licenses, supplies and utilities. The allocation of costs depends on key cost drivers, including actual documented use, square footage of facilities used, time spent, costs incurred by BioTime for OncoCyte, or upon proportionate usage by BioTime and OncoCyte, as reasonably estimated by BioTime. BioTime, at its discretion, has the right to charge OncoCyte a 5% markup on such allocated costs. In addition to the Use Fees, OncoCyte will reimburse BioTime for any out of pocket costs incurred by BioTime for the purchase of office supplies, laboratory supplies, and other goods and materials and services for the account or use of OncoCyte.

BioTime has a similar Shared Facilities Agreement with Asterias and during 2017 we invoiced Asterias $109.257 for Use Fees and expenses.

Our Chairman, Alfred D. Kingsley, our Co-Chief Executive Officers, Michael D. West and Adi Mohanty, and an officer of Broadwood are directors of Asterias. All of our directors and executive officers, and beneficial owners of more than 5% of our outstanding common stock (“5% Shareholders”) as reported in this Proxy Statement, in the aggregate beneficially own approximately 10.4% of the outstanding shares of Asterias common stock. Mr. Kingsley, Mr. Mohanty, and Mr. Redmond are directors of OncoCyte. Broadwood beneficially owns more than 10% of the outstanding common stock of OncoCyte, and all of our directors and executive officers and 5% Shareholders as reported in this Proxy Statement, including Mr. Bradsher who may be deemed to beneficially own the shares owned by Broadwood, in the aggregate beneficially own approximately 17.9% of the outstanding shares of OncoCyte common stock. The fact that certain of our executive officers and directors own shares of OncoCyte common stock should not be considered to mean that they constitute or are acting in concert as a “group” with respect to those shares or that they otherwise share power or authority to vote or dispose of the shares that each of them own.

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Related Person Transaction Policy

We have adopted a Related Person Transaction Policy that applies to transactions exceeding $120,000 in which any of our officers, directors, beneficial owners of more than 5% of our common shares, or any member of their immediate family, has a direct or indirect material interest, determined in accordance with the policy (a “Related Person Transaction”). A Related Person Transaction must be reported to our outside legal counsel, our Chief Operating Officer, and our Chief Financial Officer, and will be subject to review and approval by our Audit Committee prior to effectiveness or consummation, to the extent practical. In addition, any Related Person Transaction that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that the transaction has been conducted in accordance with any previous approval and that all required disclosures regarding the transaction are made.

As appropriate for the circumstances, the Audit Committee will review and consider:

●	the interest of the officer, director, beneficial owner of more than 5% of our common shares, or any member of their immediate family (“Related Person”) in the Related Person Transaction;

●	the approximate dollar value of the amount involved in the Related Person Transaction;

●	the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the transaction to us; and

●	any other information regarding the Related Person Transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about a Related Person Transaction. The Audit Committee may approve or ratify the Related Person Transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not in conflict with, our best interests. The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the Related Person in connection with approval of the Related Person Transaction.

A copy of our Related Person Transaction Policy can be found on our website at www.biotimeinc.com.

COMPLIANCE WITH SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of Exchange Act, requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other BioTime equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all reports they file under Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from reporting persons, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2017, except that one Form 4 was filed late by Michael D. West and one Form 4 was filed late by Aditya P. Monty.

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RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS

The Board of Directors has selected OUM & Co., LLP (“OUM”) as our independent registered public accountants. The Board proposes and recommends that the shareholders ratify the selection of the firm of OUM to serve as our independent registered public accountants for the fiscal year ending December 31, 2018. OUM has served as our independent registered public accountants since July 2014. Approval of the selection of OUM to serve as our independent registered public accountants requires the affirmative vote of a majority of the common shares present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the selection of OUM to audit our consolidated financial statements.

We expect that a representative of OUM will be present at the Meeting, in person or by conference telephone, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.

The Board of Directors Recommends a Vote “FOR” Ratification of the Selection of OUM as Our Independent Registered Public Accountants

OUM served as our independent registered public accountants and audited our annual consolidated financial statements for the fiscal years ended December 31, 2017 and 2016.

Audit Fees, Audit Related Fees, Tax Fees and Other Fees

The following table sets forth the aggregate fees billed and unbilled to us during the fiscal years ended December 31, 2017 and 2016 by OUM:

	2017	2016
Audit Fees(1)	$985,000	$682,536
Audit Related Fees(2)	-	4,800
Total Fees	$985,000	$687,336

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the consolidated annual financial statements of BioTime and its several subsidiaries included in our Annual Report on Form 10-K, the reviews of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements. For the fiscals year ended December 31, 2017 and 2016, aggregate fees for professional services billed by OUM was $773,484 and $485,475, respectively.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of BioTime’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to non-routine SEC filings. For the fiscal year ended December 31, 2016, OUM did not bill us for any professional services but Rothstein Kass, our former independent registered public accountants, billed us $4,800 for such services.

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee requires pre-approval of all audit and non-audit services. Other than de minimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by the Audit Committee, except to the extent otherwise permitted by applicable SEC regulations. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. During 2016, 100% of the fees paid to OUM were approved by the Audit Committee.

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ARTICLES AMENDMENT PROPOSAL

We are asking our shareholders to approve an amendment (the “Amendment”) to our Articles of Incorporation that, if approved, will increase the authorized number of our common shares, no par value, to 250,000,000, from the currently authorized number of 150,000,000 common shares. We refer to this proposal as the Articles Amendment Proposal.

The operative provision of the proposed Amendment would read as follows:

“Article THREE of the Articles of Incorporation of the corporation is amended to read as follows:

THREE: The corporation is authorized to issue two classes of shares, which shall be designated “Common Shares” and “Preferred Shares.” The number of Common Shares which the corporation is authorized to issue is 250,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 2,000,000. The Preferred Shares may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Shares as a class, or upon any wholly unissued series of Preferred Shares. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Shares subsequent to the issue of shares of that series.”

The text of the proposed Amendment is subject to modification to include such changes as our Board determines to be necessary or advisable to effect the Articles Amendment Proposal.

Vote Required; Effect of Abstentions and Broker Non-Votes

For the Articles Amendment Proposal to be approved in accordance with the requirements of California law, the affirmative vote of the holders of not less than a majority of our outstanding shares entitled to vote is required.

Broker non-votes occur when a beneficial owner of outstanding shares held in “street name” fails to provide instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” If you as beneficial owner do not provide voting instructions, the broker or nominee cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. Typically, when brokers are able to vote the shares, they vote in favor of the matter. We believe the Articles Amendment Proposal is a “routine” matters and, as a result, we do not expect there to be any broker non-votes for this proposal. As long as one of the matters submitted for approval is deemed to be routine, as is the case with this proxy, any proxies reflecting broker non-votes (if any) will be counted towards the quorum requirement. If you do not vote your shares for this routine matter, your broker will have the discretion to vote your shares and broker non-votes will have the effect of a vote against the Articles Amendment Proposal. Accordingly, we strongly encourage you to submit your proxy and exercise your right to vote as a stockholder to ensure that your shares are voted in the manner in which you want them to be voted.

If you check the “abstain” box for the Articles Amendment Proposal on the proxy card or if you attend the Meeting without submitting a proxy and you abstain from voting on the Articles Amendment Proposal, your shares will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether the Articles Amendment Proposal has received an affirmative vote sufficient for approval. Because the vote to approve the Articles Amendment Proposal requires the affirmative vote of a majority of our outstanding common shares, an abstention on the Articles Amendment Proposal has the effect of a vote against the Articles Amendment Proposal.

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The Board of Directors Recommends A Vote “FOR” the

Approval of the Articles Amendment Proposal

Summary and Reasons for the Amendment to our Articles of Incorporation

Although our Board of Directors has no present plans or proposals to issue the additional common shares that would be authorized by this Articles Amendment Proposal, the Board of Directors believes that the proposed increase in the number of authorized common shares is desirable in order to enhance our flexibility in taking possible future actions, such as raising additional equity capital, exchanging equity for debt or other transactions that have similar effect, stock-based acquisitions, stock splits and dividends, equity compensation awards or other corporate purposes. By approving the increase now, in advance of any specific need or plans, we will be able to act in a timely manner when such a need arises or when our Board of Directors believes it is in the best interests of BioTime and our shareholders to take action, without the delay and expense that would be required at that time to obtain shareholder approval of such an increase as a special meeting of shareholders.

If the proposed amendment is adopted, the newly authorized shares would be unreserved and available for issuance. No further shareholder authorization would be required prior to the issuance of such common shares by us, except where shareholder approval is required under NYSE American rules.

The additional common shares to be authorized by adoption of the amendment would have rights identical to the currently outstanding BioTime common shares. Adoption of the proposed amendment and issuance of the common shares would not affect the rights of the holders of currently outstanding BioTime common shares, except for effects incidental to increasing the number of our common shares outstanding, such as dilution of the earnings per share and voting rights of current holders of common shares. The increase in authorized common shares could make more difficult or discourage attempts to obtain control of BioTime, thereby having an anti-takeover effect. The increase in authorized common shares is not being proposed in response to any known threat to acquire control of BioTime.

Our Articles of Incorporation currently provide our Board of Directors with the authority to issue up to 2,000,000 preferred shares and to determine the preferences, limitations and relative rights of preferred shares and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. This authority of the Board of Directors will not be changed by the Amendment, and the Articles Amendment Proposal will not increase the total number of preferred shares that the Board of Directors may determine to issue.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, added Section 14A to the Securities Exchange Act of 1934, as amended, which enables our shareholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” our executive compensation programs are designed to:

●	attract, motivate, and retain highly qualified executives;

●	align management and shareholder interests by tying a substantial percentage of executives’ compensation to financial performance of BioTime and its subsidiaries through the grant of Equity Awards;

●	reward superior performance by basing decisions regarding cash incentive compensation on the overall performance of executives; and

●	compensate executives at levels competitive with peer companies.

Our Compensation Committee seeks to provide our Named Executive Officers’ total compensation at a level competitive with the compensation paid to officers in similar positions at our peer companies in the biotechnology industry located in the San Francisco Bay area. Our Compensation Committee has approved salary increases and authorized the payment of cash bonuses based on its review of the performance of BioTime and its subsidiaries, the performance of individual executive officers, and the compensation paid by our peer companies. Our executive compensation program also includes performance-based compensation through the grant of Equity Awards from BioTime and its subsidiaries intended to align the interest of our executives with those of our shareholders by providing financial rewards that increase with increases in the price of BioTime shares and by providing incentives by permitting executives to earn financial rewards based on any future increase in the value of the shares of our subsidiaries that have granted Equity Awards. Please read the “Compensation Discussion and Analysis,” the tabular disclosure regarding executive compensation, and the accompanying narrative disclosure in the “Executive Compensation” portion of this Proxy Statement for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our Named Executive Officers.

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We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This proposal, sometimes called “say-on-pay,” gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. Accordingly, our Board of Directors is asking our shareholders to cast a non-binding advisory vote “FOR” the following resolution at the Meeting:

“RESOLVED, that BioTime’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in BioTime’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure.”

Our shareholders’ vote on this proposal is only advisory, and is not binding on BioTime, the Compensation Committee, or our Board of Directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. Approval of this proposal requires the affirmative vote of a majority of the shares present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

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PROPOSALS OF SHAREHOLDERS

Shareholders who intend to present a proposal for action at our 2018 Annual Meeting of Shareholders must notify our management of such intention by notice received at our principal executive offices not later than November 22, 2018 for such proposal to be included in our proxy statement and form of proxy relating to such meeting.

ANNUAL REPORT

Our Annual Report on Form 10-K, as amended, filed with the SEC for the fiscal year ended December 31, 2017, without exhibits, may be obtained by a shareholder without charge, upon written request to the Secretary of BioTime.

By Order of the Board of Directors,

Stephana E. Patton

General Counsel, Corporate Secretary and Chief Compliance Officer

March __, 2018

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HOW TO ATTEND THE ANNUAL MEETING

If you are a “shareholder of record” (meaning that you have a stock certificate registered in your own name), your name will appear on our shareholder list. You will be admitted to the Meeting upon showing your proxy card, driver’s license, or other identification.

If you are a “street name” shareholder (meaning that your shares are held in an account at a broker-dealer firm) your name will not appear on our shareholder list. If you plan to attend the Meeting, you should ask your broker for a “legal proxy.” You will be admitted to the Meeting by showing your legal proxy. You probably received a proxy form from your broker along with your Proxy Statement, but that form can only be used by your broker to vote your shares, and it is not a “legal proxy” that will permit you to vote your shares directly at the Meeting. If you cannot obtain a legal proxy in time, you will be admitted to the Meeting if you bring a copy of your most recent brokerage account statement showing that you own BioTime shares. However, if you do not obtain a legal proxy, you can only vote your shares by returning to your broker, before the Meeting, the proxy form that accompanied your Proxy Statement.

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ANNUAL MEETING OF SHAREHOLDERS OF

BIOTIME, INC.

May 1, 2018

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS NUMBER 2, 3, AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

NOMINEES:

O **FOR ALL NOMINEES**

O **WITHHOLD AUTHORITY FOR ALL NOMINEES**

O **FOR ALL EXCEPT** (See instructions below)

O DEBORAH ANDREWS
O NEAL C. BRADSHER
O STEPHEN C. FARRELL
O ALFRED D. KINGSLEY
O ADITYA P. MOHANTY
O MICHAEL H. MULROY
O CAVAN REDMOND
O ANGUS C. RUSSELL
O DAVID SCHLACHET
O MICHAEL D. WEST

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

	FOR	AGAINST	ABSTAIN
2. RATIFYING APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	☐	☐	☐
3. AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED COMMON SHARES TO 250,000,000 SHARES	☐	☐	☐
4. ADVISORY VOTE ON EXECUTIVE COMPENSATION	☐	☐	☐

I WISH TO ATTEND AND VOTE SHARES AT MEETING ☐

Signature of Shareholder ____________________ Date: ____________

Signature of Shareholder ____________________ Date: ____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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